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TABLE OF CONTENTS Prospectus

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying base prospectus are neither offers to sell nor solicitations of offers to buy these securities in any jurisdiction where the offer or sale thereof is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-175224

SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS SUPPLEMENT DATED MAY 15, 2012

PROSPECTUS SUPPLEMENT
(To prospectus dated June 29, 2011)

$

Protective Life Corporation

         % Subordinated Debentures due 2042

This is an offering by Protective Life Corporation of $             of its         % Subordinated Debentures due 2042, which we refer to as the "Debentures" in this prospectus supplement and as "subordinated debt securities" in the accompanying base prospectus. The Debentures are unsecured, subordinated debt instruments issued by Protective Life Corporation under a subordinated indenture. The Debentures will bear interest at the rate of         % per year, payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing on August 15, 2012. So long as no event of default with respect to the Debentures has occurred and is continuing, we have the right, on one or more occasions, to defer the payment of interest on the Debentures as described in this prospectus supplement for up to five consecutive years without giving rise to an event of default. Deferred interest will accumulate additional interest at an annual rate equal to the annual interest rate then applicable to the Debentures, compounded quarterly.

The Debentures will be issued in denominations of $25 and integral multiples of $25 in excess thereof. The Debentures will mature on May 15, 2042 (or if such day is not a business day, the following business day).

We may redeem the Debentures, in whole but not in part, at any time prior to May 15, 2017, within 90 days of the occurrence of a "tax event" at a redemption price equal to $26 per $25 in principal amount of Debentures being redeemed, plus accrued and unpaid interest (including compounded interest, if any) to, but excluding, the date of redemption. On or after May 15, 2017, we may redeem the Debentures, in whole or in part, at their principal amount plus accrued and unpaid interest (including compounded interest, if any) to, but excluding, the date of redemption.

The Debentures constitute a new issue of securities with no established trading market. We intend to apply to list the Debentures on the New York Stock Exchange (the "NYSE") under the symbol "PLPrC." If the application is approved, we expect trading in the Debentures to begin within 30 days of the original issue date of the Debentures.

Investing in the Debentures involves risks. Consider carefully the Risk Factors beginning on page S-12 of this prospectus supplement, as well as those noted in our Annual Report on Form 10-K for the year ended December 31, 2011 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports that we file with the Securities and Exchange Commission in the future.

	Per Debenture	Total
Public offering price(1)	$	$
Underwriting discount(2)	$	$
Proceeds, before expenses, to Protective(2)	$	$

(1)
Plus accrued interest from May          , 2012 if settlement occurs after that date.

(2)
Assumes no exercise of the underwriters' overallotment option described below.

Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus supplement or the accompanying base prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

We have granted the underwriters the right to purchase an additional $             aggregate principal amount of Debentures at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement to cover overallotments, if any.

We expect that the Debentures will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company on or about May          , 2012.

Joint Book-Running Managers
Wells Fargo Securities	BofA Merrill Lynch	Barclays	Citigroup

The date of this prospectus supplement is May , 2012.

ABOUT THIS PROSPECTUS SUPPLEMENT

          This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of Debentures and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. The second part, the accompanying base prospectus, gives more general information, some of which may not apply to this offering. If the description of the offering varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement.

          You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus or any free writing prospectus filed with the Securities and Exchange Commission (the "SEC"). No one has been authorized to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell the Debentures in any jurisdiction where the offer to sell the Debentures is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying base prospectus, as well as information we previously filed with the SEC and incorporated by reference, is accurate as of the dates of those documents only. Our business, financial condition, results of operations and prospects may have changed since that date. In this prospectus supplement and the accompanying base prospectus, "Protective," the "Company," "we," "us" and "our" refer to Protective Life Corporation and "Protective Life" refers to our principal operating subsidiary, Protective Life Insurance Company.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

          This prospectus supplement, the accompanying base prospectus and the information incorporated in such documents by reference include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that reflect Protective's current view with respect to future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties, including those identified in "Risk Factors" beginning on page S-12 of this prospectus supplement and those noted in the documents incorporated by reference into this prospectus supplement, including our Annual Report on Form 10-K for the year ended December 31, 2011 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, which risks and uncertainties could cause actual results to differ materially from historical results or those anticipated. Forward-looking statements can be identified by use of words such as "expect," "estimate," "project," "budget," "forecast," "anticipated," "plan" and similar expressions. You should not place undue reliance on these forward-looking statements, which speak only as of their dates. Protective undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes to projections over time.

 WHERE YOU CAN FIND MORE INFORMATION

          Protective is subject to the informational requirements of the Exchange Act, and in compliance with such laws Protective files annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC's public reference room in Washington, D.C. located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our common stock is listed and traded on the NYSE. You may also inspect the information we file with the SEC at the NYSE's offices at 20 Broad Street, New York, New York 10005. Information about us, including our SEC filings, is also available at our Internet web site at http://www.protective.com. However, the information on our Internet web site is not incorporated herein by reference and does not form a part of this prospectus supplement or the accompanying base prospectus.

          The SEC allows us to "incorporate by reference" information that we file with the SEC into this prospectus supplement and the accompanying base prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying base prospectus, and certain information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement or accompanying base prospectus. We incorporate by reference in this prospectus supplement and accompanying base prospectus the documents listed below:

  •
  Protective's Annual Report on Form 10-K for the year ended December 31, 2011 (including the information that is specifically incorporated by reference in such Form 10-K from Protective's Definitive Proxy Statement filed with the SEC on April 16, 2012);

  •
  Protective's Quarterly Report on Form 10-Q for the quarter ended March 31, 2012; and

  •
  Protective's Current Report on Form 8-K filed with the SEC on May 14, 2012.

          This prospectus supplement and accompanying base prospectus also incorporate by reference all documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of the offering of the securities made by means of this prospectus supplement and accompanying base prospectus. These documents contain important information about Protective and its finances. We are not incorporating by reference, in any case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules, including any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K.

          You should consider any statement contained in a document incorporated or considered incorporated by reference into this prospectus supplement and accompanying base prospectus to be modified or superseded to the extent that a statement contained in this prospectus supplement or accompanying base prospectus, or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement or accompanying base prospectus, modifies or conflicts with the earlier statement. You should not consider any statement modified or superseded, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying base prospectus. We have not, and the underwriters have not, authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying base prospectus, or the information incorporated by reference in this prospectus supplement or the accompanying base prospectus, is accurate as of any date other than the date of this prospectus supplement, the accompanying base prospectus or the document from which such information is incorporated.

          You may obtain a copy of any or all of the documents incorporated by reference into this prospectus supplement or the accompanying base prospectus (including any exhibits that are specifically incorporated by reference in those documents), as well as a copy of the registration statement of which this prospectus supplement and the accompanying base prospectus are a part and its exhibits, at no cost to you by writing or telephoning us at the following address or telephone number or visiting our website (the information contained on our website is not incorporated herein by reference and does not form a part of this prospectus supplement or the accompanying base prospectus):

    Protective Life Corporation
    P. O. Box 2606
    Birmingham, Alabama 35202
    Attention: Investor Relations
    Tel: (205) 268-1000
    Fax: (205) 268-3023
     www.protective.com

SUMMARY

          The following summary is qualified in its entirety by the more detailed information appearing elsewhere in or incorporated by reference into this prospectus supplement and the accompanying base prospectus. Because this is a summary, it may not contain all of the information that is important to you. Before making an investment decision, you should read the entire prospectus supplement, the accompanying base prospectus and the documents incorporated herein and therein, and any free writing prospectus that we file with the SEC.

Protective Life Corporation

          Protective is a holding company, whose subsidiaries provide financial services through the production, distribution and administration of insurance and investment products. Protective and its consolidated subsidiaries had revenues of approximately $3.6 billion for the year ended December 31, 2011 and approximately $952 million for the three months ended March 31, 2012. As of March 31, 2012, Protective and its consolidated subsidiaries had assets of approximately $53.3 billion. Our principal executive offices are located at 2801 Highway 280 South, Birmingham, Alabama 35223, and our telephone number is (205) 268-1000.

Recent Developments

          On January 1, 2012, Protective adopted and retrospectively applied Accounting Standards Update 2010-26, Financial Service — Insurance — Accounting for Costs Associated with Acquiring or Renewing Insurance Contracts ("ASU 2010-26"), which changed how Protective accounts for its deferred acquisition costs and changed certain previously reported items in Protective's financial statements and accompanying notes. In accordance with SEC requirements, Protective revised its previously issued financial statements using the deferral and recognition guidance under ASU 2010-26 for each of the years presented in Protective's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (the "2011 Annual Report"). On May 14, 2012, Protective filed a Current Report on Form 8-K with the SEC to update the items in the 2011 Annual Report, including the financial statements presented therein, that were affected by Protective's adoption and retrospective application of ASU 2010-26. The revision of the previously issued 2011 Annual Report was made in accordance with applicable accounting rules and should not be read as a restatement of the 2011 Annual Report. For further information on the revisions to the 2011 Annual Report, please see Protective's Form 8-K filed with the SEC on May 14, 2012, which is incorporated by reference in this prospectus supplement.

          On May 14, 2012, Protective's Board of Directors declared a quarterly dividend of $0.18 per share of common stock, representing a 12% increase over the previous quarterly dividend. This dividend is payable on June 11, 2012 to Protective's common stockholders of record at the close of business on May 25, 2012.

 THE OFFERING

Issuer	Protective Life Corporation
Debentures Offered	We are offering an aggregate of $ principal amount (or up to $ principal amount if the underwriters exercise their overallotment option) of our % Subordinated Debentures due 2042 (the "Debentures").
Repayment of Principal; Maturity
Any unpaid principal amount of the Debentures, together with accrued and unpaid interest thereon, will be due and payable on May 15, 2042, the maturity date (or if such day is not a business day, the following business day).
Interest
The Debentures will bear interest at a fixed annual rate of %. We will pay interest quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning on August 15, 2012, subject to our right to defer the payment of interest and related obligations as described in "Description of the Debentures — Option to Defer Interest Payments."
Record Date
We will make interest payments on the Debentures to the holder of record at the close of business on the February 1, May 1, August 1 or November 1, as the case may be, immediately preceding such February 15, May 15, August 15 or November 15, whether or not a business day. However, interest that we pay on the maturity date will be payable to the person to whom the principal will be payable.
Optional Deferral of Interest Payments
So long as no event of default with respect to the Debentures has occurred and is continuing, we have the right on one or more occasions to defer the payment of interest on the Debentures as described in "Description of the Debentures — Option to Defer Interest Payments," for up to five consecutive years without giving rise to an event of default. During a deferral period, interest will continue to accrue at the interest rate on the Debentures, compounded quarterly as of each interest payment date to the extent permitted by applicable law.
Certain Payment Restrictions
If we have exercised our right to defer interest payments on the Debentures, we generally may not make payments on or redeem or purchase any shares of our capital stock or any of our debt securities or guarantees that rank upon our liquidation, dissolution or winding up equally with or junior to the Debentures, subject to certain limited exceptions. For more information, see "Description of the Debentures — Option to Defer Interest Payments — Certain Limitations during a Deferral Period."

Optional Redemption	We may elect to redeem the Debentures:

•

in whole at any time or in part from time to time on or after May 15, 2017, at a redemption price equal to their principal amount plus accrued and unpaid interest (including compounded interest, if any) to, but excluding, the date of redemption; provided that if the Debentures are not redeemed in whole, at least $25 million aggregate principal amount of the Debentures must remain outstanding after giving effect to such redemption; or

•

in whole, but not in part, at any time prior to May 15, 2017, within 90 days of the occurrence of a "tax event" at a redemption price equal to $26 per $25 in principal amount of Debentures being redeemed plus accrued and unpaid interest (including compounded interest, if any) to, but excluding, the date of redemption.

For more information and the definition of "tax event", see "Description of the Debentures — Optional Redemption."
Subordination; Ranking
The Debentures will be unsecured, subordinated and junior in right of payment and upon our liquidation to all of our existing and future senior indebtedness (as defined in the subordinated indenture (as defined in "Description of the Debentures")). In addition, the Debentures will be effectively subordinated to all of our subsidiaries' existing and future indebtedness and other liabilities, including obligations to policyholders. For more information, see "Description of the Debentures — Ranking."

The Debentures will rank equally in right of payment, subject to the provisions described under "Description of the Debentures — Option to Defer Interest Payments — Certain Limitations During a Deferral Period" and upon our liquidation, with (i) our existing 7.50% Trust Originated Preferred SecuritiesSM due 2031 and related debentures, which we intend to repurchase with the net proceeds from this offering, (ii) our existing 7.25% Trust Originated Preferred SecuritiesSM due 2032 and related debentures, which we intend to repurchase with the net proceeds from this offering, (iii) our existing 6 1/8% Trust Originated Preferred SecuritiesSM due 2034 and related debentures, and (iv) any indebtedness the terms of which provide that such indebtedness ranks equally with the Debentures. The Debentures will rank senior in right of payment and liquidation to (i) our existing 7.25% Capital Securities due 2066, which we intend to repurchase with the net proceeds from this offering, and (ii) any indebtedness the terms of which provide that such indebtedness ranks junior to the Debentures.

The Debentures do not limit our or our subsidiaries' ability to incur additional debt, including debt that ranks senior in right of payment and upon our liquidation to the Debentures. At March 31, 2012, our indebtedness totaled approximately $2.0 billion, and after giving effect to this offering and the use of proceeds as described and based on the assumptions set forth under "Use of Proceeds" in this prospectus supplement, will total approximately $ billion (on a carrying value basis), of which $ billion will rank senior to the Debentures. In addition, the Debentures will be effectively subordinated to all of our subsidiaries' existing and future indebtedness and other liabilities. At March 31, 2012, our subsidiaries' outstanding liabilities were approximately $48.2 billion.
Events of Default	The following are events of default with respect to the Debentures:

•

the failure to pay interest in full, including compounded interest, on any Debenture for a period of 30 days after the conclusion of a five-year period following the commencement of any deferral period or on the maturity date;

• the failure to pay principal of or premium, if any, on any Debenture on the maturity date or upon redemption;

•

the Company fails to comply in any material respect with any of its agreements or covenants in, or any of the provisions of, the subordinated indenture with respect to the Debentures (other than an agreement, covenant or provision for which non-compliance is otherwise provided as an event of default), and such non-compliance continues for a period of 60 days after there has been given notice of such event of default;

•

certain defaults occur under any mortgage, agreement, indenture or instrument under which there may be issued, or by which there may be secured, guaranteed or evidences indebtedness of Protective, in an aggregate principal amount then outstanding of $25 million or more; or

• certain events of our bankruptcy, insolvency or receivership.

If an event of default under the subordinated indenture arising from a default in the payment of interest, principal or premium, the failure to comply in any material respect with any of its covenants or certain defaults under other agreements has occurred and is continuing, the trustee or the holders of at least 25% in outstanding principal amount of the Debentures will have the right to declare the principal of and accrued but unpaid interest on the Debentures to be due and payable immediately. If an event of default under the subordinated indenture arising from an event of our bankruptcy, insolvency or receivership has occurred, the principal of and accrued but unpaid interest on the Debentures will automatically, and without any declaration or other action on the part of the trustee or any holder of Debentures, become immediately due and payable.

Denominations; Book-Entry	The Debentures will be issued in denominations of $25 and integral multiples of $25 in excess thereof. The Debentures will be represented by one or more global Debentures that will be deposited with and registered in the name of The Depository Trust Company or its nominee. We will not issue certificated Debentures, except in the limited circumstances described under "Description of the Debentures — Book-Entry System — The Depository Trust Company."
Listing
The Debentures constitute a new issue of securities with no established trading market. We intend to apply to list the Debentures on the NYSE under the symbol "PLPrC." If the application is approved, we expect trading in the Debentures to begin within 30 days of the original issue date of the Debentures. We cannot assure you that an active after-market for the Debentures will develop or be sustained, that holders of the Debentures will be able to sell their Debentures or that holders of the Debentures will be able to sell their Debentures at favorable prices.
Use of Proceeds
We expect to receive net proceeds from this offering of approximately $ (or up to $ if the underwriters exercise their overallotment option) after deducting the underwriting discount and estimated expenses payable by us. We intend to use the net proceeds, along with a draw under our existing revolving credit facility, if necessary, to redeem, in whole or in part, one or more of the following issues of securities: (i) our $100.0 million 7.50% Trust Originated Preferred SecuritiesSM due 2031 issued by PLC Capital Trust III, a subsidiary of ours, (ii) our $115.0 million 7.25% Trust Originated Preferred SecuritiesSM due 2032 issued by PLC Capital Trust IV, a subsidiary of ours, and (iii) our $200.0 million 7.25% Capital Securities due 2066. See "Use of Proceeds" in this prospectus supplement.
The Subordinated Indenture and the Trustee
The Debentures will be issued pursuant to the Subordinated Indenture, dated as of June 1, 1994, between us and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to AmSouth Bank N.A.), as trustee, as amended and supplemented by a Supplemental Indenture No. 9 to be dated the issuance date of the Debentures.
Governing Law
The subordinated indenture governing the Debentures and the Debentures will be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflict of laws.

Material United States Federal Income Tax Considerations	There is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities similar to the Debentures. Based on, among other things, certain assumptions and certain representations made by us, Maynard, Cooper & Gale, P.C., our special tax counsel, will render its opinion to the effect that the Debentures will be treated as indebtedness for U.S. federal income tax purposes. Such opinion is not binding on the Internal Revenue Service ("IRS") or any court and there can be no assurance that the IRS or a court will agree with such opinion. We agree, and by acquiring an interest in a Debenture each beneficial owner of a Debenture agrees, to treat the Debentures as indebtedness for U.S. federal income tax purposes. See "Material United States Federal Income Tax Considerations."
Conflicts of Interest
If our subsidiary, ProEquities, Inc., participates in this offering as an underwriter, it will be deemed to have a "conflict of interest" in this offering within the meaning of Rule 5121 of the Financial Industry Regulatory Authority ("FINRA") because it is an affiliate of ours. An underwriter with a "conflict of interest" is not permitted to sell Debentures in the offering to an account over which it exercises discretionary authority without the prior approval of the account holder. See "Underwriting (Conflicts of Interest)" in this prospectus supplement.
Risk Factors
You should carefully consider all information set forth and incorporated by reference in this prospectus supplement and the accompanying base prospectus and, in particular, should carefully read the section entitled "Risk Factors" beginning on page S-12 in this prospectus supplement, including the documents incorporated by reference, before purchasing any of the Debentures.

RISK FACTORS

          Investing in the Debentures involves risks. You should carefully consider the risks described below, as well as the risks, uncertainties and assumptions discussed in our Annual Report on Form 10-K for the year ended December 31, 2011 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. You should also note, however, that the business, financial condition, results of operations and prospects of Protective may have changed since the respective dates of those reports. In consultation with your own financial and legal advisors, you should carefully consider the information contained in or incorporated by reference in this prospectus supplement and the accompanying base prospectus, and pay special attention to the following discussion of risks before deciding whether an investment in the Debentures is suitable for you.

Risks Related to the Debentures

Protective's obligations under the Debentures will be subordinated.

          Protective's obligations under the Debentures are unsecured and will rank junior in priority of payment to Protective's senior indebtedness (as defined in the subordinated indenture). This means that Protective may not make any payments of principal or interest on the subordinated debentures if it defaults on a payment on its senior indebtedness. For more information on the subordination provisions and the definition of "senior indebtedness," see "Description of the Debentures — Ranking" in this prospectus supplement.

          At March 31, 2012, our indebtedness totaled approximately $2.0 billion, and after giving effect to this offering as described and based on the assumptions set forth under "Use of Proceeds" in this prospectus supplement, will total approximately $          billion (on a carrying value basis), $          billion of which would rank senior to the Debentures. In addition, the Debentures will be effectively subordinated to all of our subsidiaries' existing and future indebtedness and other liabilities, including obligations to policyholders. At March 31, 2012, our subsidiaries' liabilities were approximately $48.2 billion.

          Due to the subordination provisions described in "Description of the Debentures — Ranking," in the event of our insolvency, funds which we would otherwise use to pay to the holders of the Debentures will be used to pay the holders of senior indebtedness to the extent necessary to pay the senior indebtedness in full. The recovery of funds by our general creditors would not be so reduced. As a result, our general creditors may recover more, ratably, than the holders of the Debentures. In addition, the holders of our senior indebtedness may, under certain circumstances, restrict or prohibit us from making payments on the Debentures.

The Debentures will not be guaranteed by any of our subsidiaries and will be structurally subordinated to the debt and other liabilities of our subsidiaries, which means that creditors of our subsidiaries will be paid from their assets before holders of the Debentures would have any claims to those assets.

          Protective is a holding company and conducts substantially all of its operations through subsidiaries. However, the Debentures will be obligations exclusively of Protective and will not be guaranteed by any of its subsidiaries. As a result, the Debentures will be structurally subordinated to all debt and other liabilities of Protective's subsidiaries (including liabilities to policyholders and contractholders), which means that creditors of Protective's subsidiaries will be paid from their assets before holders of the Debentures would have any claims to those assets. As of March 31, 2012, our subsidiaries had outstanding $47.4 billion of total liabilities, excluding intercompany liabilities.

Our ability to pay principal and interest on the Debentures is limited by the amounts that our subsidiaries pay to us.

          As a holding company, Protective's ability to pay principal and interest on the Debentures is affected by the ability of its insurance company subsidiaries, Protective's principal sources of cash flow, to declare and distribute dividends to Protective on such subsidiaries' capital stock and to make payments on surplus notes of such subsidiaries that are owned by Protective. Protective's cash flow is also dependent on revenues from investment, data processing, legal and management services rendered to its subsidiaries.

          Insurance company subsidiaries of Protective are subject to various state statutory and regulatory restrictions, applicable to insurance companies generally, that limit the amount of cash dividends, loans and advances that those subsidiaries may pay to Protective. Under Tennessee insurance laws, Protective's principal operating subsidiary, Protective Life, generally may pay dividends to Protective only out of its unassigned surplus as reflected in its statutory financial statements filed in that state. In addition, the Tennessee Commissioner of Insurance must approve, or not disapprove within 30 days of notice, payment of an "extraordinary dividend" from Protective Life. Under Tennessee insurance laws, the term "extraordinary dividend" generally refers to a dividend that together with all dividends paid by Protective Life within the previous 12 months, exceeds the greater of:

  •
  10% of Protective Life's surplus as regards policyholders at the preceding December 31; or

  •
  the net gain from operations of Protective Life for the 12 months ended on such December 31.

          No assurance can be given that more stringent dividend restrictions will not be adopted from time to time by states in which Protective's insurance subsidiaries are domiciled, which could have the effect, under certain circumstances, of significantly reducing dividends or other amounts payable to Protective by such subsidiaries without affirmative prior approval by state insurance regulatory authorities.

          In the event of the insolvency, liquidation, reorganization, dissolution or other winding-up of an insurance subsidiary of Protective, all creditors of such subsidiary, including holders of life and health insurance policies, would be entitled to payment in full out of the assets of such subsidiary before Protective, as shareholder or holder of surplus notes, would be entitled to any payment. Creditors would have to be paid in full before the creditors of Protective, including holders of the Debentures, would be entitled to receive any payment from the assets of such subsidiary.

A ratings downgrade or other negative action by a ratings organization could adversely affect Protective as well as the liquidity and market value of the Debentures.

          Various Nationally Recognized Statistical Rating Organizations ("rating organizations") review the financial performance and condition of insurers, including Protective's insurance subsidiaries, and publish their financial strength ratings as indicators of an insurer's ability to meet policyholder and contract holder obligations. While ratings are not a recommendation to buy Protective's securities, these ratings are important to maintaining public confidence in Protective's products, its ability to market its products and its competitive position. A downgrade or other negative action by a ratings organization with respect to the financial strength ratings of Protective's insurance subsidiaries could adversely affect Protective in many ways, including the following: reducing new sales of insurance and investment products; adversely affecting relationships with distributors and sales agents; increasing the number or amount of policy surrenders and withdrawals of funds; requiring a reduction in prices for Protective's insurance products and services in order to remain competitive; and adversely affecting Protective's ability to obtain reinsurance at a reasonable price, on reasonable terms or at all. A downgrade of sufficient magnitude could result in Protective, its insurance subsidiaries or both being required to collateralize reserves, balances or obligations under reinsurance, funding, swap and securitization agreements. A downgrade of sufficient magnitude could also result in the termination of funding and swap agreements, which would require Protective to use its assets to fulfill its obligations under such agreements.

          Rating organizations also publish credit ratings for Protective and its debt instruments. Credit ratings are indicators of a debt issuer's ability to meet the terms of debt obligations in a timely manner. These ratings are important to Protective's overall ability to access certain types of liquidity. Downgrades of Protective's credit ratings, or an announced potential downgrade, could have a material adverse affect on Protective's financial conditions and results of operations in many ways. These include limiting Protective's access to capital markets, increasing the cost of debt, impairing its ability to raise capital to refinance maturing debt obligations, limiting its capacity to support growth of its insurance subsidiaries, and making it more difficult to maintain or improve the current financial strength ratings of its insurance subsidiaries. A downgrade of sufficient magnitude, in combination with other factors, could require Protective to post collateral pursuant to certain contractual obligations.

          Rating organizations assign ratings based upon several factors. While most of the factors relate to the rated company, some of the factors relate to the views of the rating organization, general economic conditions and circumstances outside the rated company's control. In addition, rating organizations use various models and formulas to assess the strength of a rated company, and from time to time rating organizations have, in their discretion, altered the models. Changes to the models could impact the rating organizations' judgment of the rating to be assigned to the rated company. Protective cannot predict what actions the rating organizations may take, or what actions Protective may take in response to the actions of the rating organizations, which could adversely affect Protective and its subsidiaries, as well as the liquidity and market value of the Debentures.

The Debentures do not restrict our ability to incur additional debt, repurchase our securities or to take other actions that could negatively impact holders of the Debentures.

          We are not restricted under the terms of the Debentures from incurring additional debt, including debt that ranks senior to the Debentures, or repurchasing our securities other than specified limitations with respect to certain securities during an interest deferral period. In addition, the limited covenants applicable to the Debentures do not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations. Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the Debentures could have the effect of diminishing our ability to make payments on the Debentures when due.

We have the right to defer interest for up to five consecutive years without causing an event of default.

          We have the right to defer interest on the Debentures for a period of up to five consecutive years so long as no event of default with respect to the Debentures has occurred and is continuing. During any such deferral period, holders of Debentures may receive limited or no current payments on the Debentures and, so long as we are otherwise in compliance with our obligations, such holders will have no remedies against us for nonpayment of deferred interest (including compounded interest thereon) unless we fail to pay all deferred interest (including compounded interest) at the end of any five-year deferral period, at the maturity date or at the earlier accelerated maturity date of the Debentures.

We may make certain payments on parity securities during a deferral period.

          "Parity securities" are debt securities that rank equal in right of payment and upon liquidation with the Debentures, such as (i) our existing debentures relating to the 7.50% Trust Originated Preferred SecuritiesSM due 2031 issued by one of our subsidiaries, (ii) our existing debentures relating to the 7.25% Trust Originated Preferred SecuritiesSM due 2032 issued by one of our subsidiaries, and (iii) our existing debentures relating to the 6 1/8% Trust Originated Preferred SecuritiesSM due 2034 issued by one of our subsidiaries. The terms of the Debentures permit us to make any payment of principal or interest on parity securities that, if not made, would cause us to breach the terms of the instrument governing such parity securities. They also permit us to make any payment of current or deferred interest on parity securities and on the Debentures during a deferral period that is made pro rata to the amounts due on such parity securities and the Debentures. We may issue additional parity securities as to which we are required to make payments of principal and interest during a deferral period on the Debentures that, if not made, would cause us to breach the terms of the instrument governing such parity securities.

If interest payments on the Debentures are deferred, holders of the Debentures will be required to recognize income for U.S. federal income tax purposes in advance of the receipt of cash attributable to such income.

          If we defer interest payments on the Debentures, the Debentures would be treated as issued with original issue discount, or OID, at the time of such deferral, and all stated interest due after such deferral would be treated as OID. In such case, a United States holder (as defined in this prospectus supplement under "Material United States Federal Income Tax Considerations") would be required to include such stated interest in income as it accrued, regardless of its regular method of accounting, using a constant yield method, before such holder receives any payment attributable to such income, and would not separately report the actual cash payments of interest on the Debentures as taxable income. See "Material United States Federal Income Tax Considerations — United States Holders — Interest Income and Original Issue Discount."

We may redeem the Debentures, at our option, on or after May 15, 2017, and at any time in the event of a tax event.

          We may redeem the Debentures, at our option, in whole at any time or in part from time to time on or after May 15, 2017, at a redemption price equal to their principal amount plus accrued and unpaid interest (including compounded interest, if any) to, but excluding, the date of redemption. Prior to May 15, 2017, we may also redeem the Debentures in whole, but not in part, at any time within 90 days of the occurrence of a "tax event" at a redemption price equal to $26 per $25 in principal amount of Debentures being redeemed plus accrued and unpaid interest (including compounded interest, if any) to, but excluding, the date of redemption. If the Debentures are redeemed, the redemption will be a taxable event to you. See "Description of the Debentures — Optional Redemption."

          In the event we choose to redeem the Debentures, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the Debentures.

An active trading market for the Debentures may not develop, and any such market for the Debentures may be illiquid.

          The Debentures constitute a new issue of securities with no established trading market. We intend to apply to list the Debentures on the NYSE. If approved for listing, trading on the NYSE is expected to commence within 30 days after the Debentures are first issued. However, listing the Debentures on the NYSE does not guarantee that a trading market will develop or, if a trading market does develop, the depth or liquidity of that market or the ability of holders to sell their Debentures easily. In addition, the liquidity of the trading market in the Debentures, and the market prices quoted therefor, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure you that an active after-market for the Debentures will develop or be sustained, that holders of the Debentures will be able to sell their Debentures or that holders of the Debentures will be able to sell their Debentures at favorable prices.

The aftermarket price of the Debentures may be discounted significantly if we defer interest payments or are unable to pay interest.

          If we defer interest payments on the Debentures, you may be unable to sell your Debentures at a price that reflects the value of deferred and unpaid interest to the date of such sale. To the extent a trading market develops for the Debentures, that market may not continue during such a deferral period or during periods in which investors perceive that there is a likelihood of a deferral, and you may be unable to sell your Debentures at those times, either at a price that reflects the value of required payments under the Debentures at those times or at all.

If a trading market does develop, general market conditions and unpredictable factors could adversely affect market prices for the Debentures.

          If a trading market does develop, there can be no assurance about the market prices for the Debentures. Several factors, many of which are beyond our control, will influence the market price of the Debentures. Factors that might influence the market price of the Debentures include, but are not limited to:

  •
  whether interest payments have been made and are likely to be made on the Debentures from time to time;

  •
  our creditworthiness, financial condition, performance and prospects;

  •
  whether the ratings on the Debentures provided by any ratings agency have changed;

  •
  the market for similar securities; and

  •
  economic, financial, geopolitical, regulatory or judicial events that affect us or the financial markets generally, including continuing uncertainty about the strength and speed of the recovery in the United States and other key economies and the impact of governmental stimulus and austerity initiatives, sovereign credit concerns, including the potential consequences associated with recent and further potential downgrades to the credit ratings of debt issued by the United States government, European sovereigns and other adverse developments on financial, commodity and credit markets and consumer spending and investment, including in respect of Europe.

          If you purchase Debentures, the Debentures may subsequently trade at a discount to the price that you paid for them.

USE OF PROCEEDS

          Protective expects to receive approximately $             (or up to $             if the underwriters exercise their overallotment option) in net proceeds from the sale of the Debentures in this offering, after deducting the underwriting discount and estimated offering expenses payable by us.

          We intend to use the net proceeds from this offering, together with a draw under our existing revolving credit facility, if necessary, to redeem, in whole or in part, one or more of the following issues of securities: (i) our $100.0 million 7.50% Trust Originated Preferred SecuritiesSM due 2031 issued by PLC Capital Trust III, a subsidiary of ours, (ii) our $115.0 million 7.25% Trust Originated Preferred SecuritiesSM due 2032 issued by PLC Capital Trust IV, a subsidiary of ours, and (iii) our $200.0 million 7.25% Capital Securities due 2066.

          Pending our application of the net proceeds in the manner described above, we intend to invest the net proceeds from the sale of the Debentures in short-term, marketable fixed income securities.

 CAPITALIZATION

          The following table sets forth the unaudited summary capitalization of Protective and its consolidated subsidiaries as of March 31, 2012, and as adjusted to give effect to the consummation of the offering of the Debentures (assuming no exercise of the underwriters' overallotment option and after giving effect to the underwriting discount but before giving effect to the payment of estimated offering expenses) and the intended use of proceeds from this offering. See "Use of Proceeds" in this prospectus supplement. The table below should be read together with the detailed information and financial statements appearing in the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus.

	As of March 31, 2012
	Actual	As Adjusted
	(Dollars In Thousands)
Senior Debt (year of issue):
Borrowings under Revolving Line of Credit(1)	$130,000	$
4.30% Senior Notes (2003), due 2013	250,000		250,000
4.875% Senior Notes (2004), due 2014	150,000		150,000
6.40% Senior Notes (2007), due 2018	150,000		150,000
7.375% Senior Notes (2009), due 2019	400,000		400,000
8.00% Senior Notes (2009), due 2024	100,000		100,000
8.45% Senior Notes (2009), due 2039	300,000		300,000

Total senior debt	$1,480,000
Subordinated Debt (year of issue)
7.50% Subordinated Debentures (2001), due 2031, callable 2006	$103,093	$
7.25% Subordinated Debentures (2002), due 2032, callable 2007	118,557
6.125% Subordinated Debentures (2004), due 2034, callable 2009	103,093		103,093
7.25% Capital Securities (2006), due 2066, callable 2011	200,000
% Subordinated Debentures (2012), due May 15, 2042, offered hereby	—

Total subordinated debt	$524,743	$
Total debt	$2,004,743	$
Non-recourse funding obligations(2)	$297,000		$297,000
Shareowners' equity
Preferred Stock ($1.00 par value, shares authorized: 4,000,000; issued: none)	$—		$—
Common equity ($0.50 par value, shares authorized: 160,000,000; issued and outstanding as of March 31, 2012: 88,776,960)	44,388		44,388
Additional paid-in-capital	593,930		593,930
Treasury stock, at cost (7,778,530 shares)	(131,578)		(131,578)
Retained earnings	2,277,267		(3)
Accumulated other comprehensive income	1,001,803		1,001,803
Noncontrolling interest	(750)		(750)

Total Protective shareowners' equity	$3,785,060	$
Total capitalization	$6,086,803	$

(1)
Under a revolving line of credit arrangement, Protective has the ability to borrow on an unsecured basis up to an aggregate principal amount of $500 million (the "Credit Facility"). The Company has the right in certain circumstances to request that the commitment under the Credit Facility be increased up to a maximum principal amount of $600 million.

(2)
The non-recourse funding obligations are direct financial obligations of indirect subsidiaries of Protective and are not guaranteed by Protective or Protective Life. The non-recourse funding obligations consist of the payment of principal and interest on surplus notes issued by an indirect wholly-owned insurance subsidiary of Protective, which surplus notes were issued to fund such subsidiaries' statutory reserves required by NAIC Regulation XXX and Actuarial Guideline 38, as revised.

(3)
The adjustment reflects the after-tax impact on Protective's retained earnings from Protective's write-off of the unamortized issuance expenses associated with the redemption of our 7.50% Trust Originated Preferred SecuritiesSM due 2031, our 7.25% Trust Originated Preferred SecuritiesSM due 2032 and our 7.25% Capital Securities due 2066.

SELECTED CONSOLIDATED FINANCIAL DATA OF PROTECTIVE

          The selected consolidated financial data of Protective and its subsidiaries at and for each of the years ended on December 31, 2011, 2010, 2009, 2008 and 2007 are derived from our audited financial statements for those years that were prepared in accordance with "U.S. GAAP," and the selected consolidated financial data at and for the three months ended March 31, 2012 and 2011 are derived from our unaudited financial statements for those periods that were prepared in accordance with U.S. GAAP. The results for the three months ended March 31, 2012 are not necessarily indicative of results to be expected for the full year. The following data should be read in conjunction with the financial statements and the related notes thereto incorporated by reference in this prospectus supplement and the accompanying base prospectus.

          The financial data in this table reflects Protective's adoption and retrospective application, effective January 1, 2012, of Accounting Standards Update No. 2010-026 "Accounting for Costs Associated with Acquiring or Renewing Insurance Contracts" ("ASU 2010-26"), which modifies the accounting guidance for deferred acquisition costs. See "Summary — Recent Developments."

	Three Months Ended March 31,		Year Ended December 31,
	2012	2011	2011	2010	2009	2008	2007
	(Dollars In Thousands, Except Per Share Amounts)
INCOME STATEMENT DATA
Premiums and policy fees	$696,305	$666,343	$2,800,140	$2,625,699	$2,689,699	$2,692,553	$2,727,023
Reinsurance ceded	(304,558)	(331,808)	(1,394,675)	(1,408,340)	(1,527,053)	(1,582,810)	(1,600,684)

Net of reinsurance ceded	391,747	334,535	1,405,465	1,217,054	1,162,646	1,109,743	1,126,339
Net investment income	462,121	444,213	1,820,643	1,683,676	1,665,036	1,675,164	1,675,934
Realized investment gains (losses):
Derivative financial instruments	(29,909)	(12,686)	(155,251)	(138,249)	(177,953)	116,657	8,469
All other investments	35,726	4,472	234,915	154,366	300,194	(272,694)	8,650
Other-than-temporary impairment losses	(34,420)	(16,021)	(62,332)	(75,341)	(227,770)	(311,798)	(48)
Portion recognized in other comprehensive income (before taxes)	15,656	10,358	14,890	33,831	47,725	—	—

Net impairment losses recognized in earnings	(18,764)	(5,663)	(47,442)	(41,510)	(180,045)	(311,798)	(48)
Other income	111,260	72,209	307,812	222,418	298,148	188,492	232,357

Total revenues	952,181	837,080	3,566,142	3,097,755	3,068,026	2,505,564	3,051,701
Total benefits and expenses	801,602	746,366	3,095,666	2,762,983	2,685,841	2,648,892	2,681,981
Income tax expense (benefit)	51,558	31887	154,839	109,903	133,048	(57,442)	122,991

Net income (loss)	99,021	58,827	315,637	224,869	249,137	(85,886)	246,729
Less: Net income (loss) attributable to noncontrolling interests	—	(51)	245	(445)	—	—	—

Net income (loss) available to Protective's common shareowners	99,021	58,878	315,392	225,314	249,137	(85,886)	246,729

	Three Months Ended March 31,		Year Ended December 31,
	2012	2011	2011	2010	2009	2008	2007
	(Dollars In Thousands, Except Per Share Amounts)
PER SHARE DATA
Net income (loss) from continuing operations — basic	$1.20	$0.68	$3.70	$2.60	$3.10	$(1.21)	$3.47
Net income (loss) available to Protective's common shareholders — basic	$1.20	$0.68	$3.70	$2.60	$3.10	$(1.21)	$3.47
Average shares outstanding — basic	82,330,330	86,603,228	85,208,612	86,567,069	80,488,694	71,108,961	71,061,152
Net income (loss) from continuing operations — diluted	$1.18	$0.67	$3.65	$2.57	$3.07	$(1.21)	$3.45
Net income (loss) available to Protective's common shareholders — diluted	$1.18	$0.67	$3.65	$2.57	$3.07	$(1.21)	$3.45
Average shares outstanding — diluted	83,921,135	87,820,085	86,475,229	87,675,857	81,249,265	71,108,961 (1)	71,478,021
Cash dividends paid	$0.160	$0.140	$0.620	$0.540	$0.480	$0.815	$0.890
Total Protective Shareowners' Equity	$46.74	$34.07	$45.45	$33.17	$23.47	$4.16	$29.28

BALANCE SHEET DATA
Total assets	$53,322,272	$47,524,453	$52,143,369	$46,803,623	$41,583,551	$38,843,360	$41,161,385
Total stable value contracts and annuity account balances	13,628,497	13,445,480	13,716,358	13,667,838	13,492,190	14,317,832	13,754,846
Non-recourse funding obligations	297,000	496,700	407,800	532,400	575,000	1,375,000	1,375,000
Liabilities related to variable interest entities	—	—	—	—	—	—	400,000
Debt	1,480,000	1,484,852	1,520,000	1,501,852	1,644,852	714,852	559,852
Subordinated debt securities	524,743	524,743	524,743	524,743	524,743	524,743	524,743
Total Protective Shareowners' Equity	$3,785,810	$2,919,665	$3,711,517	$2,841,188	$2,008,929	$290,557	$2,053,626

(1)
Per the earnings per share guidance, the ASC Earnings Per Share Topic, no potential common shares are included in the computation of diluted per share amounts when a loss from operations exists.

RATIOS OF EARNINGS TO FIXED CHARGES

          The following table sets forth, for each of the periods indicated, our ratio of consolidated earnings to fixed charges and our ratio of consolidated earnings to fixed charges before interest credited on investment products. The following table has been adjusted to reflect Protective's retrospective adoption, effective January 1, 2012, of Accounting Standards Update No. 2010-026 "Accounting for Costs Associated with Acquiring or Renewing Insurance Contracts" ("ASU 2010-26"). "See Summary — Recent Developments."

	Three Months Ended March 31,		Year Ended December 31,
	2012	2011	2011	2010	2009	2008(3)	2007
Ratio of Consolidated Earnings to Fixed Charges(1)	1.5x	1.3x	1.4x	1.3x	1.3x	0.9x	1.3x
Ratio of Consolidated Earnings to Fixed Charges Before Interest Credited on Investment Products(2)	4.8x	3.3x	3.9x	3.2x	4.3x	—	3.9x

(1)
Protective calculates the ratio of "Consolidated Earnings to Fixed Charges" by dividing the sum of income (loss) from continuing operations before income tax (BT), interest expense (which includes an estimate of the interest component of operating lease expense) (I) and interest credited on investment products (IP) by the sum of interest expense (I) and interest credited on investment products (IP). The formula for this ratio is: (BT+I+IP)(I+IP). Protective Life continues to sell investment products that credit interest to the contractholder. Investment products include products such as guaranteed investment contracts, annuities, and variable universal life interest credited insurance policies. The inclusion of interest credited on investment products results in a negative impact on the ratio of earnings to fixed charges because the effect of increases in interest credited to contractholders more than offsets the effect of the increase in earnings.

(2)
Protective calculates the ratio of "Consolidated Earnings (Losses) to Fixed Charges Before Interest Credited on Investment Products" by dividing the sum of income (loss) from continuing operations before income tax (BT) and interest expense (I) by interest expense (I). The formula for this calculation, therefore, would be: (BT+I)/I.

(3)
For the year ended December 31, 2008, additional income required to achieve a 1:1 ratio coverage, with respect to each ratio, was $143.3 million.

DESCRIPTION OF THE DEBENTURES

          The Debentures are a series of "subordinated debt securities" described in the accompanying base prospectus. The Debentures will be issued under the Subordinated Indenture dated as of June 1, 1994, as supplemented by Supplemental Indenture No. 9, which, as supplemented, we refer to as the "subordinated indenture," between Protective and The Bank of New York Mellon Trust Company, N.A., as trustee (as successor in interest to AmSouth Bank N.A.), which we refer to as the "trustee." Set forth below is a description of the specific terms of the Debentures. This description supplements, and should be read together with, the description of the general terms and provisions of the securities set forth in the accompanying base prospectus under the caption "Description of Debt Securities." The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the description in the accompanying base prospectus and the Subordinated Indenture pursuant to which the Debentures will be issued.

General

          We will issue the         % subordinated debentures due 2042, which we refer to as the "Debentures," under the subordinated indenture. We will initially issue $              million aggregate principal amount of the Debentures (or up to $              million if the underwriters exercise their option to purchase additional Debentures). The Debentures will be issued in minimum denominations of $25 and integral multiples of $25 in excess thereof. We may from time to time, without the consent of the existing holders, create and issue additional Debentures having the same terms and conditions as the Debentures being offered hereby in all respects, except for issue date, price to investors and, if applicable, the initial interest accrual date and the first payment of interest thereon. Additional Debentures issued in this manner will be consolidated with, and will form a single series with, the previously outstanding Debentures, unless such additional subordinated debt will not be treated as fungible with the Debentures being offered hereby for U.S. federal income tax purposes. The Debentures offered hereby and any additional Debentures would rank equally and ratably.

          The Debentures will have a maturity date of May 15, 2042 (or if such day is not a business day, the following business day).

          The subordinated indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. The subordinated indenture will not contain provisions that would afford holders of Debentures protection in the event of a sudden and dramatic decline in our credit quality resulting from any highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving us that may adversely affect such holders.

          The Debentures will not have a sinking fund.

Interest Rate

          Subject to applicable law, during any optional deferral period, as described below, interest on the Debentures will accrue from and including their initial date of issuance to, but excluding, the maturity date or earlier acceleration or redemption at an annual rate equal to         %, and will be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing on August 15, 2012, to the record holders at the close of business on the preceding February 1, May 1, August 1 or November 1, as applicable (whether or not a business day).

          Interest payments will include accrued interest from and including the date of original issuance, or, if interest has already been paid, from the last date in respect of which interest has been paid or duly provided for to, but excluding, the next succeeding interest payment date, the maturity date or the redemption date, as the case may be. The amount of interest payable for any interest payment period will be computed on the basis of a 360-day year comprised of twelve 30-day months. The term "interest payment period" refers to the quarterly period from and including an interest payment date to, but excluding, the next succeeding interest payment date. In the event that any date on which interest is payable on the Debentures is not a business day, payment of the interest payable on such date will be made on the next succeeding day that is a business day (and without any interest or other payment in respect of any such delay). Interest not paid on any payment date will accrue and compound quarterly at a rate per year equal to the rate of interest on the Debentures until paid. References to "interest" include interest accruing on the Debentures, interest on deferred interest payments and other unpaid amounts and compounded interest, as applicable.

          "Business day" means any day which is not a Saturday, a Sunday, a legal holiday or a day on which banking institutions or trust companies located in New York City are authorized or obligated by law to close.

Ranking

          The payment of the principal of and interest on the Debentures will be expressly subordinated, to the extent and in the manner set forth in the subordinated indenture, to the prior payment in full of all of our senior indebtedness.

          Subject to the qualifications described below, the term senior indebtedness is defined in the subordinated indenture to include principal, premium, if any, and interest on, and any other payment due pursuant to any of the following, whether incurred prior to, on or after the date of this prospectus supplement:

  •
  all indebtedness of Protective, whether outstanding on the date of the issuance of the Debentures or thereafter created, incurred or assumed, that is for borrowed money, or is evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities;

  •
  any indebtedness of others of the kinds described in the first bullet point above for the payment of which Protective is responsible or liable as guarantor or otherwise; and

  •
  any amendments, renewals, extensions and refundings of any of the above types of indebtedness.

          The senior indebtedness will continue to be senior indebtedness and entitled to the benefits of the subordination provisions of the subordinated indenture irrespective of any amendment, modification or waiver of any term of the senior indebtedness or extension or renewal of the senior indebtedness.

          Notwithstanding anything to the contrary in the foregoing, senior indebtedness will not include:

  (i)
  our existing 7.50% Trust Originated Preferred SecuritiesSM due 2031 and related debentures, which we intend to repurchase with the net proceeds from this offering,

  (ii)
  our existing 7.25% Trust Originated Preferred SecuritiesSM due 2032 and related debentures, which we intend to repurchase with the net proceeds from this offering,

  (iii)
  our existing 6 1/8% Trust Originated Preferred SecuritiesSM due 2034 and related debentures,

  (iv)
  any indebtedness incurred for the purchase of goods or material or for services obtained in the ordinary course of business,

  (v)
  indebtedness owed by us to our subsidiaries, or

  (vi)
  any indebtedness the terms of which provide that such indebtedness ranks equally with the Debentures, including guarantees of such indebtedness,

which, in each case, will rank equally to the Debentures in right of payment, subject to the provisions described under "— Option to Defer Interest Payments — Certain limitations during a deferral period," and upon our liquidation.

          Additionally, senior indebtedness will not include (i) our existing 7.25% Capital Securities due 2066, which we intend to repurchase with the net proceeds from this offering, or (ii) any indebtedness the terms of which provide that such indebtedness ranks junior to the Debentures, with respect to which the Debentures will rank senior in right of payment and upon liquidation.

          All liabilities of our subsidiaries, including their trade accounts payable and other liabilities arising in the ordinary course of business (including obligations to policyholders), will be effectively senior to the Debentures to the extent of the assets of such subsidiaries, as we are a holding company. Because we are a holding company, we rely primarily on dividends and other payments from our direct and indirect subsidiaries, which are generally regulated insurance companies, to pay interest and principal on our outstanding debt obligations and to make payments on our other securities. Regulatory rules may restrict our ability to withdraw capital from our subsidiaries by dividends, loans or other means. See "Risk Factors — Risks Related to the Debentures — The Debentures will not be guaranteed by any of our subsidiaries and will be structurally subordinated to the debt and other liabilities of our subsidiaries, which means that creditors of our subsidiaries will be paid from their assets before holders of the Debentures would have any claims to those assets."

          If certain events in bankruptcy, insolvency or reorganization occur, we will first pay all senior indebtedness, including any interest accrued after the events occur, in full before we make any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the Debentures. In such an event, we will pay or deliver directly to the holders of senior indebtedness, any payment or distribution otherwise payable or deliverable to holders of the Debentures. We will make the payments to the holders of senior indebtedness according to priorities existing among those holders until we have paid all senior indebtedness, including accrued interest, in full.

          If such events of bankruptcy, insolvency or reorganization occur, after we have paid in full all amounts owed on senior indebtedness, the holders of Debentures together with the holders of any of our other obligations that rank equally with the Debentures will be entitled to receive from our remaining assets any principal, premium or interest due at that time on the Debentures and such other obligations before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to the Debentures.

          If we violate the subordinated indenture by making a payment or distribution to holders of the Debentures before we have paid all the senior indebtedness in full, then such holders of the Debentures will have to pay or transfer the payments or distributions to the trustee in bankruptcy, receiver, liquidating trustee or other person distributing our assets for payment of the senior indebtedness.

          Because of the subordination provisions of the subordinated indenture, if we become insolvent, holders of senior indebtedness may receive more, ratably, and holders of the Debentures may receive less, ratably, than our other creditors. Our inability to make payments on the Debentures due to the subordination provisions applicable to the Debentures will not prevent an event of default from occurring under the subordinated indenture in connection with the Debentures.

          The Debentures do not limit our or our subsidiaries' ability to incur additional debt, including debt that ranks senior in right of payment and upon our liquidation to the Debentures. At March 31, 2012, our indebtedness totaled approximately $2.0 billion, and after giving effect to this offering and the use of proceeds as described and based on the assumptions set forth under "Use of Proceeds" in this prospectus supplement, will total approximately $        billion (on a carrying value basis), of which $        billion will rank senior to the Debentures. In addition, the Debentures will be effectively subordinated to all of our subsidiaries' existing and future indebtedness and other liabilities. At March 31, 2012, our subsidiaries' outstanding liabilities was approximately $48.2 billion.

Option to Defer Interest Payments

          So long as no event of default with respect to the Debentures has occurred and is continuing, we may, on one or more occasions, defer interest payments on the Debentures for one or more interest payment periods (each, a "deferral period") of up to five consecutive years without giving rise to an event of default under the terms of the Debentures. A deferral of interest payments cannot extend, however, beyond the maturity date or the earlier acceleration or redemption of the Debentures. During a deferral period, interest will continue to accrue on the Debentures, and deferred interest payments will accrue additional interest at the then applicable interest rate on the Debentures, compounded quarterly as of each interest payment date to the extent permitted by applicable law. No interest otherwise due during a deferral period will be due and payable on the Debentures until the end of such deferral period except upon an acceleration or redemption of the Debentures during such deferral period.

          At the end of five years following the commencement of a deferral period, we must pay all accrued and unpaid deferred interest, including compounded interest, and our failure to pay all accrued and unpaid deferred interest, including compounded interest, for a period of 30 days after the conclusion of such five-year period will result in an event of default giving rise to a right of acceleration. If, at the end of any deferral period, we have paid all deferred interest due on the Debentures, including compounded interest, we can again defer interest payments on the Debentures as described above.

          We will provide to the trustee and the holders of Debentures written notice of any deferral of interest at least one and not more than 60 business days prior to the applicable interest payment date. In addition, our failure to pay interest on the Debentures on any interest payment date will itself constitute the commencement of a deferral period unless we pay such interest within five business days after any such interest payment date, whether or not we provide a notice of deferral. We have no present intention of exercising our right to defer payments of interest.

  Certain Limitations during a Deferral Period

          After the commencement of a deferral period until we have paid all accrued and unpaid interest on the Debentures, we will agree not to, and not to permit any of our subsidiaries to:

  •
  declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock other than:

  •
  purchases or acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, director, consultants or agents or our satisfaction of our obligations under any dividend reinvestment plan;

  •
  purchases or acquisitions of shares of our capital stock in satisfaction of our obligations under any contract or security entered into before the commencement of the deferral period;

  •
  as a result of a reclassification of any series or class of our capital stock, or the exchange or conversion of one class or series of our capital stock for or into another class or series of our capital stock;

  •
  the purchase of fractional interests in shares of our capital stock pursuant to an acquisition or the conversion or exchange provisions of that capital stock or the security being converted or exchanged;

  •
  dividends or distributions of our capital stock, or rights to acquire capital stock, or repurchases or redemptions of capital stock, in each case solely from the issuance or exchange of capital stock;

  •
  any declaration of a dividend in connection with the implementation of a shareholder rights plan, or issuances of capital stock under any such plan in the future, or redemptions or repurchases of any rights outstanding under a shareholder rights plan; or

  •
  acquisitions of our capital stock in connection with acquisitions of businesses made by us (which acquisitions are made by us in connection with the satisfaction of indemnification obligations of the sellers of such businesses); or

  •
  make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any of our debt securities or guarantees that rank equally with the Debentures ("parity securities") or junior to the Debentures other than (i) any payment of current or deferred interest on parity securities made pro rata to the amounts due on such parity securities (including the Debentures) and any payments of deferred interest on parity securities that, if not made, would cause us to breach the terms of the instrument governing such parity securities or (ii) any payment of principal on parity securities necessary to avoid a breach of the instrument governing such parity securities.

Optional Redemption

          We may redeem the Debentures in $25 increments:

  •
  in whole at any time or in part from time to time on or after May 15, 2017, at a redemption price equal to their principal amount plus accrued and unpaid interest (including compounded interest, if any) to, but excluding, the date of redemption; provided that if the Debentures are not redeemed in whole, at least $25 million aggregate principal amount of the Debentures must remain outstanding after giving effect to such redemption; or

  •
  in whole, but not in part, at any time prior to May 15, 2017, within 90 days of the occurrence of a "tax event" at a redemption price equal to $26 per $25 in principal amount of Debentures being redeemed plus accrued and unpaid interest (including compounded interest, if any) to, but excluding, the date of redemption.

          "Tax event" means that we will have received an opinion of counsel, rendered by a law firm of nationally recognized standing that is experienced in such matters, stating that, as a result of any:

  •
  amendment to, or change in (including any promulgation, enactment, execution or modification of) the laws (or any regulations under those laws) of the United States or any political subdivision thereof or therein affecting taxation;

  •
  official administrative pronouncement (including a private letter ruling, technical advice memorandum or similar pronouncement) or judicial decision or administrative action or other official pronouncement interpreting or applying the laws or regulations enumerated in the preceding bullet point, by any court, governmental agency or regulatory authority; or

  •
  threatened challenge asserted in connection with an audit of us or any of our subsidiaries, or a threatened challenge asserted in writing against any taxpayer that has raised capital through the issuance of securities that are substantially similar to the Debentures, which amendment or change is enacted or effective or which pronouncement or decision is announced or which challenge is asserted against us or becomes publicly known on or after the date of initial issuance of the Debentures, there is more than an insubstantial increase in the risk that interest accruable or payable by us on the Debentures is not, or will not be, deductible by us in whole or in part, for U.S. federal income tax purposes.

Redemption Procedures

          If we give a notice of redemption in respect of any Debentures, then prior to the redemption date, we will:

  •
  irrevocably deposit with the trustee or a paying agent for the Debentures funds sufficient to pay the applicable redemption price of, and (unless the redemption date is an interest payment date) accrued interest (including compounded interest, if any) on, the Debentures to be redeemed; and

  •
  give the trustee or such paying agent, as applicable, irrevocable instructions and authority to pay the redemption price to the holders upon surrender of the global certificate or such other certificates as we may have issued evidencing the Debentures.

          Notwithstanding the above, interest (other than interest (including compounded interest, if any) in respect of any deferral period) payable on or prior to the redemption date for any Debentures called for redemption will be payable to the holders of the Debentures on the relevant record dates for the related interest payment dates.

          Once notice of redemption has been given and funds deposited as required, then upon the date of the deposit, all rights of the holders of the Debentures so called for redemption will cease, except the right of the holders of the Debentures to receive the redemption price and any interest payable in respect of the Debentures on or prior to the redemption date and the Debentures will cease to be outstanding. In the event that any date fixed for redemption of Debentures is not a business day, then payment of the redemption price will be made on the next business day (without any interest or other payment in connection with this delay) except that, if the next business day falls in the next calendar year, the redemption payment will be made on the immediately preceding business day, in either case with the same force and effect as if made on the original date. In the event that payment of the redemption price in respect of Debentures called for redemption is improperly withheld or refused and not paid by us, interest on the Debentures will continue to accrue at the then applicable rate from the redemption date originally established by us for the Debentures to the date the redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

          Subject to applicable law (including, without limitation, U.S. federal securities law), we or our subsidiaries may at any time and from time to time purchase outstanding Debentures by tender, in the open market or by private agreement.

          If less than all of the Debentures are to be redeemed, the particular Debentures to be redeemed will be selected not more than 45 days prior to the redemption date by the trustee, from the outstanding Debentures not previously called for redemption, by such method as the trustee in its sole discretion deems fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any Debentures, provided that the unredeemed portion of the principal amount of any Debenture shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Debenture. The trustee will promptly notify us in writing of the Debentures selected for redemption and, in the case of any Debentures selected for partial redemption, the principal amount thereof to be redeemed.

          We may not redeem the Debentures in part if the principal amount has been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid interest, including deferred interest (and compounded interest thereon), has been paid in full on all outstanding Debentures for all interest payment periods terminating on or before the redemption date.

          Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Debentures to be redeemed at its registered address. Unless we default in payment of the redemption price on the Debentures, on and after the redemption date, interest will cease to accrue on the Debentures or portions called for redemption.

Denominations

          The Debentures will be issued only in registered form in denominations of $25 each and integral multiples of $25 in excess thereof. We expect that the Debentures will be held in book-entry form only, as described under "— Book-Entry System — The Depository Trust Company," and will be held in the name of The Depository Trust Company or its nominee.

Events of Default

          The subordinated indenture will provide that any one or more of the following events with respect to the Debentures that has occurred and is continuing constitutes an event of default:

  •
  the failure to pay interest in full, including compounded interest, on any Debenture for a period of 30 days after the conclusion of a five-year period following the commencement of any deferral period or on the maturity date;

  •
  the failure to pay principal of or premium, if any, on any Debenture on the maturity date or upon redemption; or

  •
  the Company fails to comply in any material respect with any of its agreements or covenants in, or any of the provisions of, the Indenture with respect to the Debentures (other than an agreement, covenant or provision for which non-compliance is otherwise provided as an event of default), and such non-compliance continues for a period of 60 days after there has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Debentures, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default";

  •
  certain defaults occur under any mortgage, agreement, indenture or instrument under which there may be issued, or by which there may be secured, guaranteed or evidences indebtedness of Protective, in an aggregate principal amount then outstanding of $25 million or more; or

  •
  certain events of our bankruptcy, insolvency or receivership.

          If an event of default under the subordinated indenture arising from a default described in the first four bullet points above has occurred and is continuing, the trustee or the holders of at least 25% in outstanding principal amount of the Debentures will have the right to declare the principal of and accrued but unpaid interest on the Debentures to be due and payable immediately. If an event of default under the subordinated indenture arising from an event of our bankruptcy, insolvency or receivership has occurred, the principal of and accrued but unpaid interest on the Debentures will automatically, and without any declaration or other action on the part of the trustee or any holder of Debentures, become immediately due and payable. In case of any default that is not an event of default, there is no right to declare the principal amount of and accrued but unpaid interest on the Debentures immediately payable.

          In cases specified in the subordinated indenture, the holders of a majority in principal amount of the Debentures may waive any default on behalf of all holders of the Debentures, except a default in the payment of principal or interest or a default in the performance of a covenant or provision of the subordinated indenture which cannot be modified without the consent of each holder. We are required to file annually with the trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the subordinated indenture.

          Within 90 days after the trustee's knowledge of the occurrence of any default (the term "default" to include the events specified above without grace or notice) with respect to the Debentures, the trustee shall transmit by mail to all holders of Debentures, notice of such default unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of or interest on any Debentures, the trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of the trustee in good faith determines that the withholding of such notice is in the interests of the holders of the Debentures.

          The holders of a majority of the aggregate outstanding principal amount of the Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to the Debentures.

Satisfaction, Discharge and Defeasance

          The defeasance, satisfaction and discharge provisions of the subordinated indenture will apply to the Debentures. You should refer to the description of these provisions under "Description of Debt Securities — Defeasance and Covenant Defeasance" in the accompanying base prospectus.

  Defeasance of Certain Covenants

          The subordinated indenture provides that we may elect to defease certain covenants with respect to any debt securities including the Debentures offered by this prospectus supplement. Such defeasance will take effect when we deposit, in trust for the benefit of the holders of such Debentures, money or U.S. government obligations, or both, which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay and discharge the entire amount of principal and interest (including compounded interest) on such Debentures in accordance with their terms. Such defeasance may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that holders of the Debentures will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event we exercise this option with respect to any Debentures and such Debentures are declared due and payable because of the occurrence of any event of default, the amount of money and U.S. government obligations so deposited in trust will be sufficient to pay amounts due on such Debentures at their maturity but may not be sufficient to pay amounts due on the Debentures upon any acceleration resulting from such event of default. In such case, we will remain liable for such payments.

Modification and Waiver

  Modification of Subordinated Indenture

          The modification provisions of the subordinated indenture will apply to the Debentures. You should refer to the description of these provisions under "Description of Debt Securities — Modification of the Indentures" in the accompanying base prospectus.

  Waiver of Default

          The holders of not less than a majority in aggregate principal amount of the Debentures then outstanding may, on behalf of the holders of all Debentures, waive any past default under the subordinated indenture except a default in the payment of principal, premium, if any, or any interest on the Debentures and a default in respect of a covenant or provision of the subordinated indenture which cannot be modified or amended without the consent of each holder of the Debentures then outstanding.

Voting Rights

          The Debentures will not be entitled to voting rights, subject to any required consents described under "Description of Debt Securities — Modification of the Indentures" in the accompanying base prospectus.

Governing Law

          The subordinated indenture and the Debentures will be governed by, and construed in accordance with, the laws of the State of New York without regard to the principles of conflict of laws.

Listing

          We intend to apply to list the Debentures on the NYSE under the symbol "PLPrC." If the application is approved, we expect trading on the NYSE to begin within 30 days of the initial issuance of the Debentures.

Book-Entry System — The Depository Trust Company

          Upon issuance, the Debentures will be represented by one or more fully registered global certificates, each of which we refer to as a global security. Each such global security will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of DTC or a nominee thereof. Initial settlement for the Debentures will be made in same day funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC's rules. Unless and until it is exchanged in whole or in part for Debentures in definitive form, no global security may be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

          Beneficial interests in the Debentures will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC.

          So long as DTC, or its nominee, is a registered owner of a Debenture, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the Debentures represented by such Debenture for all purposes under the subordinated indenture. Except as provided below, the actual owners of the Debentures represented by a Debenture (the "beneficial owner") will not be entitled to have the Debentures represented by such Debenture registered in their names, will not receive or be entitled to receive physical delivery of the Debentures in definitive form and will not be considered the owners or holders thereof under the subordinated indenture.

          Accordingly, each person owning a beneficial interest in a Debenture must rely on the procedures of DTC and, if such person is not a participant of DTC (a "participant"), on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the subordinated indenture. We understand that under existing industry practices, in the event that Protective requests any action of holders of the Debentures or that an owner of a beneficial interest is entitled to give or take under the subordinated indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by DTC to participants, by participants to indirect participants, as defined below, and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

          The following is based on information furnished by DTC:

          DTC will act as securities depositary for the Debentures. Offered securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One or more fully registered global securities will be issued for the Debentures, and will be deposited with DTC.

          DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of DTC ("direct participants") include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the NYSE, the American Stock Exchange, Inc. and FINRA. Access to DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly ("indirect participants"). The rules applicable to DTC and its participants are on file with the SEC.

          Purchases of the Debentures under DTC's system must be made by or through direct participants, which will receive a credit for the notes on DTC's records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owner entered into the transaction. Transfers of ownership interests in the Debentures are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the Debentures, except in the limited circumstances that may be provided in the subordinated indenture.

          To facilitate subsequent transfers, all Debentures deposited with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of the Debentures with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Debentures. DTC's records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

          Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

          Neither DTC nor Cede & Co. will consent or vote with respect to the Debentures. Under its usual procedures, DTC mails an Omnibus Proxy to Protective as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts securities are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

          Payments on the Debentures will be made in immediately available funds to DTC. DTC's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participant and not of DTC, the trustee under the subordinated indenture or Protective, subject to any statutory or regulatory requirements as may be in effect from time to time. Any payment due to DTC on behalf of beneficial owners is the responsibility of Protective or the applicable agent, disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of direct participants and indirect participants.

          DTC may discontinue providing its services as securities depositary with respect to the Debentures at any time by giving reasonable notice to Protective or the applicable agent. Under such circumstances, in the event that a successor securities depositary is not obtained, offered security certificates are required to be printed and delivered. Protective may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, offered security certificates will be printed and delivered.

About the Trustee

          The Bank of New York Mellon Trust Company, N.A. is the trustee under the subordinated indenture and will be the principal paying agent and registrar for the Debentures. We have entered, and from time to time may continue to enter, into banking or other relationships with The Bank of New York Mellon Trust Company, N.A. or its affiliates. The Bank of New York Mellon, which is an affiliate of The Bank of New York Mellon Trust Company, N.A., is a lender under our $500 million revolving credit facility, which was amended and restated on April 16, 2008. Additionally, The Bank of New York Mellon Trust Company, N.A. serves as trustee with respect to the outstanding debt securities of Protective.

          The trustee under the subordinated indenture may resign or be removed with respect to one or more series of debt securities under the subordinated indenture and a successor trustee may be appointed to act with respect to such series.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

          The following is a general discussion of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the Debentures. This discussion is based upon the provisions of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect, or to different interpretations. This discussion applies only to Debentures that are held as "capital assets," within the meaning of the Code, by a holder (as defined below) who purchases Debentures in the initial offering at their "issue price" (i.e., the first price at which a substantial amount of the Debentures is sold to the public).

          This discussion is for general information only and does not address all of the material tax considerations that may be relevant to a holder in light of its particular circumstances or to holders subject to special treatment under U.S. federal income tax laws (such as banks, insurance companies, tax-exempt entities, retirement plans, dealers in securities, real estate investment trusts, regulated investment companies, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, persons holding the Debentures as part of a "straddle," "hedge," "conversion" or other integrated transaction, United States holders (as defined below) whose functional currency is not the U.S. dollar, former citizens or residents of the United States and holders who mark securities to market for U.S. federal income tax purposes). This discussion does not address any state, local or foreign tax consequences or any U.S. federal estate, gift or alternative minimum tax consequences.

          For purposes of this discussion, a "United States holder" is a beneficial owner of a Debenture that is, for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or

  •
  a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or certain electing trusts in existence on August 20, 1996 to the extent provided in Treasury regulations.

          For purposes of this discussion, a "non-United States holder" is a beneficial owner of a Debenture that is neither a partnership (or other entity that is treated as a partnership for U.S. federal income tax purposes) nor a "United States holder", and "holders" refers to United States holders and non-United States holders.

          Persons considering the purchase of the Debentures should consult their own tax advisers with respect to the U.S. federal income tax considerations relating to the purchase, ownership and disposition of the Debentures in light of their own particular circumstances, as well as the effect of any state, local, foreign and other tax laws.

Classification of the Debentures

          The determination of whether a security should be classified as indebtedness or equity for U.S. federal income tax purposes requires a judgment based on all relevant facts and circumstances. There is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities similar to the Debentures. Based upon an analysis of the relevant facts and circumstances, including certain assumptions and certain representations made by us, Maynard,

Cooper & Gale, P.C., our special tax counsel, will render its opinion to the effect that under applicable law as of the issue date of the Debentures, the Debentures will be treated as indebtedness for U.S. federal income tax purposes (although there is no controlling authority directly on point). Such opinion is not binding on the Internal Revenue Service ("IRS") or any court and there can be no assurance that the IRS or a court will agree with such opinion. No ruling is being sought from the IRS on any of the issues discussed herein. If the IRS were to successfully challenge the classification of the Debentures as indebtedness, interest payments on the Debentures would be treated for U.S. federal income tax purposes as dividends to the extent of Protective's current or accumulated earnings and profits. In the case of non-United States holders, interest payments treated as dividends would be subject to withholding of U.S. federal income tax, except to the extent provided by an applicable income tax treaty. Holders should consult their own tax advisors regarding the tax consequences that will arise if the Debentures are not treated as indebtedness for U.S. federal income tax purposes.

          We agree, and by acquiring an interest in a Debenture each beneficial owner of a Debenture agrees, to treat the Debentures as indebtedness for U.S. federal income tax purposes, and the remainder of this discussion assumes such treatment, except where specified.

United States Holders

  Interest Income and Original Issue Discount

          It is expected, and assumed for purposes of this discussion that, subject to the discussion below, the Debentures will not be issued with original issue discount ("OID") for U.S. federal income tax purposes.

          Treasury regulations provide that the possibility that interest on the Debentures might be deferred could result in the Debentures being treated as issued with OID, unless the likelihood of such deferral is remote. We believe that the likelihood of interest deferral is remote within the meaning of the Treasury regulations and therefore that the possibility of such deferral will not result in the Debentures being treated as issued with OID in part because our exercise of the option to defer payments of stated interest on the Debentures would, except for certain limited situations (see "Description of the Debentures — Option to Defer Interest Payments — Certain limitations during a deferral period"), generally prevent us from (1) declaring or paying a dividend or making any other payment or distribution on shares of Protective capital stock, (2) redeeming, purchasing, acquiring or making a liquidation payment on any Protective capital stock and (3) making interest, principal or premium payment on, or repaying, repurchasing or redeeming, Protective indebtedness or guarantees that rank equally with or junior to the Debentures. Based on these positions, stated interest payments on the Debentures should be includible in your ordinary income at the time that those payments are received or accrued, depending on your regular method of accounting for U.S. federal income tax purposes. Our determination that these contingencies are remote is binding on you unless you disclose your contrary position in the manner required by applicable Treasury regulations. Our determination is not, however, binding on the IRS. There can be no assurance that the IRS or a court will agree with these positions. The meaning of the term "remote" in the Treasury regulations has not yet been addressed in any rulings or other guidance by the IRS or any court.

          If the possibility of interest deferral were determined not to be remote, or if interest were in fact deferred, the Debentures would be treated as issued with OID at the time of issuance, or at the time of such deferral, as the case may be, and all stated interest, or if interest is in fact deferred all stated interest due after such deferral, would be treated as OID. In such case, a United States holder would be required to include interest in income as it accrued, regardless of the holder's regular method of accounting, using the constant-yield-to-maturity method of accrual, before such United States holder received any payment attributable to such income, and would not separately report the actual cash payments of interest on the Debentures as taxable income.

  Exercise of deferral option

          Under the Treasury regulations, if we exercise our option to defer the payment of interest on the Debentures then the Debentures will be treated as if they had been redeemed and reissued for OID purposes. Accordingly, all remaining interest payments on the Debentures (including interest on deferred interest) would be treated as OID, which you would be required to accrue and include in taxable income over the remaining term of the Debentures, without regard to when the interest is actually paid on the Debentures and without regard to your regular method of accounting for U.S. federal income tax purposes. The amount of OID income includible in your taxable income would be determined on the basis of a constant yield method over the remaining term of the Debentures, and the actual receipt of future payments of stated interest on the Debentures would no longer be separately reported as taxable income. The total amount of OID that would accrue during the deferred interest payment period would be approximately equal to the amount of the cash payment (excluding any principal payments) due at the end of that period.

          Any OID included in income would increase your adjusted tax basis in your Debentures, and your actual receipt of cash interest payments would reduce that adjusted tax basis.

  Sale, Exchange, Redemption or Other Disposition of Debentures

          Upon the sale, exchange, redemption or other disposition of a Debenture, a United States holder will generally recognize gain or loss equal to the difference between the amount realized (less any accrued interest not previously included in the United States holder's income, which will be taxable as ordinary income) on the sale, exchange, redemption or other disposition and such United States holder's adjusted tax basis in the Debenture. Assuming that interest payments on the Debentures are not deferred and that the Debentures are not treated as issued with OID, a United States holder's adjusted tax basis in a Debenture generally will be its initial purchase price. If the Debentures are treated as issued with OID, a United States holder's adjusted tax basis in a Debenture generally will be its initial purchase price, increased by OID previously includible in such United States holder's gross income to the date of disposition and decreased by payments received on the Debenture since and including the date that the Debenture was treated as issued with OID. That gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if the Debenture had been held for more than one year. A United States holder that is an individual is generally entitled to preferential treatment for net long-term capital gains. The ability of a United States holder to deduct capital losses is limited.

  Medicare Tax

          Beginning in 2013, certain United States holders that are individuals, estates or trusts will be subject to a 3.8% tax on all or a portion of their "net investment income," which may include all or a portion of their interest income and net gains from the disposition of the Debentures. Each United States holder that is an individual, estate or trusts urged to consult its tax advisors regarding the applicability of this Medicare tax to its income and gains in respect of its investment in the Debentures.

Non-United States Holders

  Interest Income and OID

          Subject to the discussion below concerning backup withholding, the following is a discussion of U.S. federal income tax and withholding tax considerations generally applicable to non-United States holders:

            (a)     payments of principal and interest (including OID, if applicable) with respect to a Debenture held by or for a non-United States holder will not be subject to U.S. federal withholding tax, provided that, in the case of amounts treated as interest, (i) such non-United States holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, (ii) such non-United States holder is not a controlled foreign corporation, within the meaning of section 957(a) of the Code, that is related, directly or indirectly, to us through stock ownership, and (iii) such non-United States holder complies with applicable certification requirements related to its non-U.S. status including, in general, furnishing an IRS Form W-8BEN or other applicable Form W-8; and

            (b)     a non-United States holder will generally not be subject to U.S. federal income or withholding tax on amounts treated as gain realized on the sale, exchange, redemption or other disposition of a Debenture unless (i) that gain is effectively connected with such non-United States holder's conduct of a trade or business in the United States (and, if an applicable income tax treaty so requires, is attributable to a permanent establishment or fixed base maintained by such non-United States holder in the United States) or (ii) such non-United States holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

  HIRE Act

          The Hiring Incentives to Restore Employment Act (the "HIRE Act") will, under certain circumstances, impose a withholding tax of 30% on payments of interest on the Debentures to certain foreign entities on or after January 1, 2014, and the gross proceeds from a disposition of the Debentures to certain foreign entities on or after January 1, 2015, in each case unless an exemption applies. The IRS has released proposed regulations that would exempt from the HIRE Act any debt instruments that are outstanding on January 1, 2013. Therefore, under the proposed regulations, the HIRE Act would not apply to the Debentures. Prospective investors should consult their tax advisors regarding the possible implications of this legislation on their investment in the Debentures.

Backup Withholding and Information Reporting

          Backup withholding and information reporting requirements generally apply to interest and principal payments made to, and to the proceeds of sales by, certain non-corporate United States holders. A United States holder not otherwise exempt from backup withholding generally can avoid backup withholding by providing IRS Form W-9. In the case of a non-United States holder, backup withholding and information reporting will not apply to payments on, or proceeds from the sale, exchange, redemption or other disposition of, a Debenture if the statement referred to in clause (a)(iii) of the first paragraph under the heading "Non-United States Holder" has been received. Withholding agents must nevertheless report to the IRS and to each non-United States holder the amount of interest (including OID, if applicable) paid with respect to the Debentures held by such non-United States holder and the rate of withholding (if any) applicable to such non-United States holder. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the holder's U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

BENEFIT PLAN INVESTOR CONSIDERATIONS

          The following is a summary of certain considerations associated with the purchase of the Debentures by (a) employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (b) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code, (c) entities whose underlying assets are considered to include "plan assets" of any employee benefit plan, plan, account or arrangement described in preceding clause (a) or (b), or (d) any governmental plan, church plan, non-U.S. plan or other investor whose purchase or holding of the Debentures would be subject to provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or Section 4975 of the Code (being referred to collectively as "Similar Laws") (each entity described in preceding clause (a), (b), (c) or (d), a "Plan").

General Fiduciary Matters

          ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an "ERISA Plan"), and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA plan.

          In considering an investment in the Debentures of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification and prohibited transaction provisions of ERISA or the Code or similar provisions under Similar Laws.

Prohibited Transaction Issues

          Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. Parties in interest or disqualified persons could include, without limitation, us, the underwriters, the trustee, the holders of our existing debentures issued under the Subordinated Indenture, or any of our/their respective affiliates. For example, the acquisition and/or holding of Debentures by an ERISA Plan with respect to which we are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor (the "DOL") has issued prohibited transaction class exemptions ("PTCEs") that may apply to the acquisition and holding of the Debentures. These class exemptions include, without limitation, PTCE 84-14 relating to transactions determined by independent qualified professional asset managers, PTCE 90-1 relating to investments by insurance company pooled separate accounts, PTCE 91-38 relating to investments by bank collective investment funds, PTCE 95-60 relating to investments by life insurance company general accounts and PTCE 96-23 relating to transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and holding of the Debentures, provided that neither a party in interest or disqualified person nor any of their affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called "service provider exemption"). These exemptions do not, however, provide relief from the provisions of ERISA and the Code that prohibit self-dealing and conflicts of interest by plan fiduciaries.

          Governmental plans, non-U.S. plans and certain church plans, while not subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to Similar Laws which may affect their investment in the Debentures. Any fiduciary of such a governmental, non-U.S. or church plan considering an investment in the Debentures should consult with its counsel before purchasing Debentures to consider the applicable fiduciary standards and to determine the need for, and, if necessary, the availability of, any exemptive relief under such Similar Laws.

          Because of the foregoing, the Debentures should not be purchased or held by any person investing "plan assets" of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

Representation

          Accordingly, by acceptance of a Debenture (or any interest therein), each purchaser and subsequent transferee of a Debenture will be deemed to have represented and warranted that on each day such person holds the Debenture either (i) it is not a Plan and no portion of the assets used by such purchaser or transferee to acquire and hold the Debentures constitutes assets of any Plan or (ii) the purchase and holding of the Debentures by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation under any applicable Similar Laws.

          The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the Debentures on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the Debentures. Purchasers of the Debentures have exclusive responsibility for ensuring that their purchase and holding of the Debentures do not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Laws. The sale of any Debentures to a Plan is in no respect a representation by us or any of our affiliates or representatives that such investment meets all relevant legal requirements with respect to investments by any such Plan generally or any particular Plan, or that such investment is appropriate for such Plans generally or any particular Plan.

          We believe that the Debentures would not be treated as equity securities for ERISA purposes.

UNDERWRITING (CONFLICTS OF INTEREST)

          Subject to the terms and conditions contained in a purchase agreement between us and the underwriters named below, for whom Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc. and Citigroup Global Markets Inc. are acting as representatives, we have agreed to sell to the underwriters and the underwriters severally and not jointly have agreed to purchase from us, the principal amount of the Debentures listed opposite their names below:

Underwriter	Principal Amount of Debentures
Wells Fargo Securities, LLC	$
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$
Barclays Capital Inc.	$
Citigroup Global Markets Inc.	$

Total	$

          The underwriters have agreed to purchase all of the Debentures sold pursuant to the purchase agreement, including pursuant to the overallotment option described below (if exercised), if any of these Debentures are purchased. If an underwriter defaults, the purchase agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the purchase agreement may be terminated.

          We have granted the underwriters an option to purchase up to an additional $             aggregate principal amount of Debentures at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement to cover overallotments, if any. To the extent the option is exercised, each underwriter will be obligated, subject to conditions contained in the purchase agreement, to purchase an aggregate principal amount of additional Debentures proportionate to that underwriter's initial amount reflected in the table above.

          We have agreed to indemnify the underwriters against certain liabilities, including certain liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect of those liabilities.

          The underwriters are offering the Debentures, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Debentures, and other conditions contained in the purchase agreement, such as the receipt by the underwriters of officers' certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Underwriting Discount

          The following table shows the underwriting discount that we will pay to the underwriters in connection with this offering.

	Per Debenture	Total
Underwriting discount payable by us (assuming no exercise of overallotment option)	$	$
Underwriting discount payable by us (assuming full exercise of overallotment option)	$	$

          The expenses of the offering, not including the underwriting discount, are estimated to be $725,000 and are payable by us.

          The underwriters have advised us that they propose initially to offer the Debentures to the public at the public offering price on the cover page of this prospectus supplement, and may offer the Debentures to dealers at that price less a concession not in excess of         % of the principal amount thereof. The underwriters may allow, and the dealers may reallow, a discount not in excess of         % of the principal amount of the Debentures to other dealers. After the initial public offering of the Debentures, the public offering price, concession and discount may be changed.

          Protective has agreed that for a period of 30 days from the date of this prospectus supplement, it will not, without the prior written consent of the representatives of the underwriters, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any securities of Protective substantially similar to the Debentures.

New Issue of Debentures

          The Debentures are a new issue of securities with no established trading market. We intend to apply to list the Debentures on the NYSE under the symbol "PLPrC." We expect trading of the Debentures on the NYSE to commence within 30 days of the original issue date of the Debentures. The underwriters have advised us that they presently intend to make a market for the Debentures as permitted by applicable laws and regulations, but they have no obligation to do so and may discontinue market making at any time without providing any notice. No assurance can be given as to the liquidity of any trading market for the Debentures. If an active public trading market for the Debentures does not develop, the market price and liquidity of the Debentures may be adversely affected.

Price Stabilization and Short Positions

          In connection with the offering, the underwriters are permitted to engage in transactions that stabilize the market price of the Debentures. Such transactions consist of bids or purchases to peg, fix or maintain the price of the Debentures. If the underwriters create a short position in the Debentures in connection with the offering, i.e., if they sell more Debentures than are on the cover page of this prospectus supplement, the underwriters may reduce that short position by purchasing Debentures in the open market. Purchases of a security to stabilize the price or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

          Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Debentures. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

          In the ordinary course of their respective businesses, the underwriters and their respective affiliates have provided, are providing, and may in the future provide distribution of our products or commercial banking, investment banking and financial advisory services to us and our affiliates for which they have in the past received, and may in the future receive, customary compensation and expense reimbursement.

          The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans or credit default swaps) for their own account and for the accounts of their customers, and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve securities and instruments of ours or our affiliates. Certain of the underwriters and their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Debentures offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Debentures offered hereby. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

          On April 16, 2008, Protective and Protective Life entered into a Second Amended and Restated Credit Agreement with the several lenders from time to time party thereto, and Regions Bank, as Administrative Agent, Regions Capital Markets, as Co-Lead Arranger and Sole Bookrunner, Wells Fargo Securities, LLC (as successor to Wachovia Capital Markets, LLC) as Co-Lead Arranger and Syndication Agent, and Bank of America, N.A. and Barclays Bank PLC, as Co-Documentation Agents, to increase the lending commitment to a maximum principal amount of $500 million (the "Credit Facility"). Protective and Protective Life have the right in certain circumstances to request that the commitment under the Credit Facility be increased up to a maximum principal amount of $600 million. Affiliates of Wells Fargo Securities, LLC are also lenders with respect to our Credit Facility and provide cash management services for Protective. Protective Life and affiliates of Wells Fargo Securities, LLC and Citigroup Global Markets Inc. are parties to an Amended and Restated Investment and Participation Agreement, and Protective is a party to a guaranty in favor of affiliates of Wells Fargo Securities, LLC and Citigroup Global Markets Inc. with respect to certain real property leased by Protective Life. Bank of America, N.A., an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Barclays Bank PLC, an affiliate of Barclays Capital Inc., are lenders with respect to our Credit Facility. Affiliates of certain of the underwriters may also from time to time be counterparties of ours or our subsidiaries in derivatives transactions. Certain of the underwriters or their affiliates may own securities that we intend to redeem as described under "Use of Proceeds" in this prospectus supplement and, as a result, would receive a portion of the net proceeds of this offering.

          Additionally, Protective owns fixed income securities of Wells Fargo & Company (an affiliate of Wells Fargo Securities, LLC), Bank of America Corporation (an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated), Barclays Bank PLC (an affiliate of Barclays Capital Inc.) and Citigroup Inc. and related entities (affiliates of Citigroup Global Markets Inc.), with a fair value at March 31, 2012 of approximately $112.8 million, $134.7 million, $63.4 million and $110.9 million, respectively. However, approximately $45.1 million in aggregate amount of these securities fund reserves on risks that were ceded at March 31, 2012 by Protective's subsidiaries to third parties pursuant to modified coinsurance agreements.

Conflicts of Interest

          If our subsidiary, ProEquities, Inc., participates in this offering as an underwriter, it will be deemed to have a "conflict of interest" in this offering within the meaning of Rule 5121 of FINRA because it is an affiliate of ours. Because of this relationship, this offering is being conducted in accordance with FINRA Rule 5121 regarding a FINRA member's firm participating in the distribution of securities of an affiliate. In accordance with FINRA Rule 5121, no FINRA firm that has a conflict of interest under Rule 5121 may make sales of Debentures in this offering to any account over which it exercises discretionary authority without the prior approval of the customer. Our affiliate, ProEquities, Inc., may use this prospectus supplement and the accompanying base prospectus in connection with offers and sales of the Debentures in the secondary market. ProEquities, Inc. may act as principal or agent in those transactions. ProEquities, Inc. has informed us that secondary market sales will be made at prices related to prevailing market prices at the time of sale.

LEGAL MATTERS

          The validity of the Debentures offered hereby has been passed upon for Protective by Nancy Kane, Esq., Senior Vice President and Senior Associate Counsel of Protective. Ms. Kane is an employee of Protective and is a participant in various employee benefit plans offered by Protective. The underwriters have been represented in connection with this offering by Cravath, Swaine & Moore LLP, New York, New York.

EXPERTS

          The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement and the accompanying base prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2011 and the Current Report on Form-8-K filed with the SEC on May 14, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

Protective Life Corporation
Debt Securities
Preferred Stock
Common Stock
Depositary Shares
Warrants
Stock Purchase Contracts
Units

PLC Capital Trust VI
PLC Capital Trust VII
PLC Capital Trust VIII
Preferred Securities
Guaranteed as Described in this Prospectus and the Accompanying Prospectus Supplement by
Protective Life Corporation

          Protective Life Corporation, or any of the trusts named above, may offer from time to time the securities described in this prospectus, separately or together in any combination, at prices and on other terms to be determined at the time of the offering. This prospectus describes some of the general terms that may apply to these securities. We will provide the specific terms of any securities we offer in one or more supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. A prospectus supplement may also add to, change, update or clarify information contained in this prospectus.

          This prospectus may not be used to consummate sales of any securities unless it is accompanied by a prospectus supplement.

          Protective Life Corporation's common stock is listed on the New York Stock Exchange under the trading symbol "PL". Unless stated otherwise in a prospectus supplement, the securities offered hereby will not be listed on a national securities exchange.

          Protective Life Corporation or the trusts may offer securities through one or more agents, underwriters, dealers or other third parties, or directly to one or more purchasers, on a continuous or delayed basis. These securities also may be resold by security holders. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

          Investing in our securities or the securities of the trusts involves risks. We urge you to read carefully the information included or incorporated by reference in this prospectus and any applicable prospectus supplement for a discussion of the factors you should consider before deciding to invest in any securities offered by this prospectus. See "Risk Factors" on page 4 of this prospectus.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 29, 2011.

Prospectus

ABOUT THIS PROSPECTUS

          This prospectus is part of a registration statement that we and the trusts have filed with the Securities and Exchange Commission (the "SEC") on Form S-3 utilizing an automatic shelf registration process. By using a shelf registration statement, we, and in the case of an offering of trust preferred securities, the trusts, may sell any combination of the securities described in this prospectus from time to time, in one or more offerings. In addition, we or any of our affiliates may use this prospectus and the applicable prospectus supplement in a remarketing or other resale transaction involving the securities after their initial sale. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement. Parts of the registration statement are omitted from this prospectus in accordance with the rules and regulations of the SEC. The registration statement, including the attached exhibits, contains additional relevant information about Protective Life Corporation and the trusts. The registration statement and its exhibits can be obtained from the SEC as indicated under the heading "Where You Can Find More Information."

          This prospectus only provides a general description of the securities we or the trusts may offer. Each time we or the trusts sell securities, we or the trusts will provide a prospectus supplement to this prospectus that will contain specific information about the terms of those securities and that offering. The prospectus supplement may also add, update, change or clarify information contained in this prospectus, and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. The rules of the SEC allow us to incorporate by reference information into this prospectus. This information incorporated by reference is considered to be part of the prospectus. Information we file later with the SEC will automatically update and supersede the information in the prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

          You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated herein by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

          Unless otherwise indicated, or the context otherwise requires, references in this prospectus to "Protective," "we," "us" and "our" or similar terms are to Protective Life Corporation and its subsidiaries. Unless otherwise indicated, or the context otherwise requires, references in this prospectus to the "trusts" or the "PLC Capital Trusts" are to PLC Capital Trust VI, PLC Capital Trust VII and PLC Capital Trust VIII, collectively, and, references to a "trust" or a "PLC Capital Trust" are to PLC Capital Trust VI, PLC Capital Trust VII or PLC Capital Trust VIII, individually.

RISK FACTORS

          Investing in our securities and the trust preferred securities of the trusts involves risks. Before deciding to purchase any of our securities or the trust preferred securities, you should carefully consider the discussion of the risks and uncertainties under the heading "Risk Factors" contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, which are incorporated by reference in this prospectus, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any applicable prospectus supplement and in the other documents incorporated by reference in this prospectus. See the section entitled "Where You Can Find More Information" in this prospectus. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect our company. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition and results of operations. The operating results of companies in the insurance industry have historically been subject to significant fluctuations. The factors which could affect the Company's future results include, but are not limited to, general economic conditions and the known trends and uncertainties which are described in the foregoing documents.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

          This prospectus, any applicable prospectus supplement, and the information incorporated by reference in this prospectus and any applicable prospectus supplement may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These statements relate to future events and expectations and can be identified by the use of predictive, future-tense or forward-looking terminology, such as "anticipates," "believes," "estimates," "plans," "expects," "forecasts," "intends," "may," "outlook," "projects," "should," "will," "will likely result," or the negative of those terms or other similar expressions. All statements that reflect Protective's expectations, assumptions or projections about the future other than statements of historical fact are forward-looking statements, including, without limitation, anticipated financial results or operating performance, and statements regarding Protective's strategies, objectives, goals, targets, outlook, and business and financial prospects. Forward-looking statements are subject to a number of risks, uncertainties and other factors and are not guarantees of future performance. Actual results, performance or outcomes may differ materially from those expressed in or implied by those forward-looking statements. Accordingly, you should not place undue reliance on such forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.

          For information on some of the factors that could cause actual results to differ materially from those in forward-looking statements, see the section entitled "Risk Factors" in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

          Protective is subject to the informational requirements of the Exchange Act, and in compliance with such laws Protective files annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC's public reference room in Washington, D.C. located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our common stock is listed and traded on the New York Stock Exchange (the "NYSE"). You may also inspect the information we file with the SEC at the NYSE's offices at 20 Broad Street, New York, New York 10005. Information about us, including our SEC filings, is also available at our Internet web site at http://www.protective.com. However, the information on our Internet web site is not a part of this prospectus or any prospectus supplement.

          The SEC allows us to "incorporate by reference" information that we file with the SEC into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and certain information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below:

  •
  Protective's Annual Report on Form 10-K for the year ended December 31, 2010;

  •
  Protective's Quarterly Report on Form 10-Q, as amended, for the three-month period ended March 31, 2011;

  •
  Protective's Current Reports on Form 8-K filed with the SEC on January 5, March 15, May 5 (as amended on May 6), May 12, June 27 and June 29, 2011 (but excluding the May 5, 2011 Form 8-K which was furnished under Item 2.02 of Form 8-K); and

  •
  The description of Protective's common stock contained in Exhibit 99 to Protective's Current Report on Form 8-K filed with the SEC on June 29, 2011 under Item 8.01 of Form 8-K, including any amendment or report filed for the purpose of updating such description.

This prospectus also incorporates by reference all documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering under this prospectus. These documents contain important information about Protective and its finances. Unless specifically stated in a prospectus supplement, we are not incorporating by reference, in any case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules, including any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K.

          You should consider any statement contained in a document incorporated or considered incorporated by reference into this prospectus to be modified or superseded to the extent that a statement contained in this prospectus, or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus, modifies or conflicts with the earlier statement. You should not consider any statement modified or superseded, except as so modified or superseded, to constitute a part of this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or the information incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus or the document from which such information is incorporated.

          You may obtain a copy of any or all of the documents incorporated by reference into this prospectus (including any exhibits that are specifically incorporated by reference in those documents), as well as a copy of the registration statement of which this prospectus is a part and its exhibits, at no cost to you by writing or telephoning us at the following address or telephone number or visiting our website:

    Protective Life Corporation
    P. O. Box 2606
    Birmingham, Alabama 35202
    Attention: Investor Relations
    Tel: (205) 268-1000
    Fax: (205) 268-3023
    www.protective.com

PROTECTIVE LIFE CORPORATION

          Protective is a Delaware corporation incorporated in 1981. We are a holding company, whose subsidiaries provide financial services through the production, distribution, and administration of insurance and investment products. Protective Life Insurance Company, founded in 1907, is our largest operating subsidiary. Our principal executive offices are located at 2801 Highway 280 South, Birmingham, Alabama 35223, and our telephone number is (205) 268-1000.

THE PLC CAPITAL TRUSTS

          Protective created PLC Capital Trust VI, PLC Capital Trust VII and PLC Capital Trust VIII, Delaware statutory trusts, pursuant to three separate declarations of trust that were executed by Protective, as sponsor of the trusts, and the trustees of the trusts. We have filed a form of amended and restated declaration of trust for each trust as an exhibit to the registration statement of which this prospectus is a part.

          Each trust exists solely to:

  •
  issue and sell to the public its preferred securities, representing undivided beneficial interests in the assets of each trust;

  •
  issue and sell to us common securities, representing undivided beneficial interests in the assets of each trust;

  •
  use the gross proceeds from the sale of the preferred securities and common securities to acquire a corresponding series of Protective's subordinated debt securities;

  •
  distribute the cash payments it receives from the corresponding subordinated debt securities it owns to you and the other holders of preferred securities and us, as holder of the common securities; and

  •
  engage in those other activities necessary or incidental to these purposes.

          Any debt securities we sell to a trust will be the sole assets of the trust, and, accordingly, payments under the debt securities will be the sole revenues of such trust.

          All of the common securities of each trust will be directly or indirectly owned by Protective. The common securities will represent an aggregate liquidation amount equal to at least 3% of each trust's total capitalization. The preferred securities of each trust will represent the remaining 97% of such trust's total capitalization. The common securities will have terms substantially identical to, and will rank equal in priority of payment with, the preferred securities. However, if Protective defaults on the related subordinated debt securities, then cash distributions and liquidation, redemption and other amounts payable on the common securities will be subordinate to the preferred securities in priority of payment.

          The preferred securities of each trust will be guaranteed by Protective as described later in this prospectus.

          Each trust has a term of approximately 55 years, but may earlier terminate as provided in its declaration. Each trust's business and affairs will be conducted by the trustees appointed by Protective, as the direct or indirect holder of all the common securities. The holder of the common securities of each trust will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the trustees of the trusts. The duties and obligations of the trustees shall be governed by the declaration of trust for such trust. A majority of the trustees of each trust will be persons who are employees or officers of or affiliated with Protective. One trustee of each trust will be a financial institution which will be unaffiliated with Protective and which shall act as institutional trustee and as indenture trustee for purposes of the Trust Indenture Act of 1939, pursuant to the terms set forth in a prospectus supplement. In addition, unless the institutional trustee maintains a principal place of business in the State of

Delaware, and otherwise meets the requirements of applicable law, one trustee of each trust will have its principal place of business or reside in the State of Delaware.

          Protective will pay all fees and expenses related to the trusts and the offering of preferred securities and common securities, the payment of which will be guaranteed by Protective. The office of the Delaware trustee for each PLC Capital Trust in the State of Delaware is Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890. Each trust's offices are located at 2801 Highway 280 South, Birmingham, Alabama 35223, and each trust's telephone number is (205) 268-1000.

          The trusts will not have separate financial statements. The statements would not be material to holders of the trust preferred securities because the trusts will not have any independent operations. Each of the trusts exists solely for the reasons summarized above.

USE OF PROCEEDS

          Except as otherwise described in a prospectus supplement, we intend to use the net proceeds from any sale of our securities offered by this prospectus for general corporate purposes. Such general corporate purposes may include, but are not limited to, repayments of our indebtedness or the indebtedness of our subsidiaries. Pending such use, the proceeds may be invested temporarily in short-term marketable securities. Except as otherwise described in a prospectus supplement, the trusts will use the proceeds from the sale of any preferred securities, together with any capital contributed in respect of common securities, to invest in Protective's subordinated debt securities. The prospectus supplement relating to an offering will contain a more detailed description of the use of proceeds of any specific offering of securities.

CONSOLIDATED EARNINGS RATIOS

          The following table sets forth, for the years and periods indicated, Protective's ratios of:

  •
  consolidated earnings to fixed charges; and

  •
  consolidated earnings to fixed charges before interest credited on investment products.

          The subordinated debt securities included in the ratio calculations below comprise the following securities:

  •
  7 1/2% Subordinated Debentures due 2031, Series D;

  •
  7 1/4% Subordinated Debentures due 2032, Series E;

  •
  6 1/8% Subordinated Debentures due 2034, Series F; and

  •
  7 1/4% Capital Securities due 2066.

	Three Months Ended March 31,		Year Ended December 31,
	2011	2010	2010	2009	2008(3)	2007	2006
Ratio of Consolidated Earnings to Fixed Charges(1)	1.4x	1.4x	1.3x	1.4x	0.9x	1.4x	1.4x
Ratio of Consolidated Earnings to Fixed Charges Before Interest Credited on Investment Products(2)	3.6x	3.8x	3.5x	4.6x	0.5x	4.4x	6.8x

(1)
Protective calculates the ratio of "Consolidated Earnings to Fixed Charges" by dividing the sum of income (loss) from continuing operations before income tax (BT), interest expense (which includes an estimate of the interest component of operating lease expense) (I) and interest credited on investment products (IP) by the sum of interest expense (I) and interest credited on investment products (IP). The formula for this ratio is : (BT+I+IP)/(I+IP). Protective continues to sell investment products that credit interest to the contractholder. Investment products include products such as guaranteed investment contracts, annuities, and variable universal life interest credited insurance policies. The inclusion of interest credited on investment products results in a negative impact on the ratio of earnings to fixed charges because the effect of increases in interest credited to contractholders more than offsets the effect of the increase in earnings.

(2)
Protective calculates the ratio of "Consolidated Earnings (Losses) to Fixed Charges Before Interest Credited on Investment Products" by dividing the sum of income (loss) from continuing operations before income tax (BT) and interest expense (I) by interest expense (I). The formula for this calculation, therefore, would be: (BT+I)/I.

(3)
For the year ended December 31, 2008, additional income required to achieve a 1:1 ratio coverage was $75.1 million.

DESCRIPTION OF SECURITIES

          This prospectus contains summary descriptions of the debt securities, preferred stock, common stock, depositary shares, warrants, stock purchase contracts and units that Protective may sell from time to time, and the trust preferred securities guaranteed by Protective that the trusts may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, this prospectus and the accompanying prospectus supplement will contain the material terms and conditions for each security being offered.

DESCRIPTION OF DEBT SECURITIES

          We may offer unsecured senior debt securities or subordinated debt securities. We refer to the senior debt securities and the subordinated debt securities together in this prospectus as the "debt securities." The senior debt securities will rank equally with all of our other unsecured, unsubordinated obligations. The subordinated debt securities will be subordinate and junior in right of payment to all of our senior debt.

          We will issue the senior debt securities in one or more series under the senior indenture, dated as of June 1, 1994, between Protective and The Bank of New York Mellon Trust Company, N.A., as successor trustee, as supplemented by:

  •
  Supplemental Indenture No. 1, dated as of July 1, 1994;

  •
  Supplemental Indenture No. 2, dated as of August 1, 1996;

  •
  Supplemental Indenture No. 3, dated as of September 15, 1996;

  •
  Supplemental Indenture No. 4, dated as of November 15, 1996;

  •
  Supplemental Indenture No. 5, dated as of December 1, 1996;

  •
  Supplemental Indenture No. 6, dated as of March 20, 2000;

  •
  Supplemental Indenture No. 7, dated as of December 14, 2000;

  •
  Supplemental Indenture No. 8, dated as of February 28, 2001;

  •
  Supplemental Indenture No. 9, dated as of May 23, 2003;

  •
  Supplemental Indenture No. 10, dated as of October 21, 2004;

  •
  Supplemental Indenture No. 11, dated as of December 11, 2007;

  •
  Supplemental Indenture No. 12, dated as of October 9, 2009;

  •
  Supplemental Indenture No. 13, dated as of October 9, 2009; and

  •
  Supplemental Indenture No. 14, dated as of October 9, 2009.

          We will issue the subordinated debt securities under the subordinated indenture, dated as of June 1, 1994, between Protective and The Bank of New York Mellon Trust Company, N.A., as successor trustee, as amended and supplemented by:

  •
  Supplemental Indenture No. 1, dated as of June 9, 1994;

  •
  Supplemental Indenture No. 2, dated as of August 1, 1994;

  •
  Supplemental Indenture No. 3, dated as of April 29, 1997;

  •
  Supplemental Indenture No. 4, dated as of November 20, 1997;

  •
  Supplemental Indenture No. 5, dated as of August 22, 2001;

  •
  Supplemental Indenture No. 6, dated as of September 25, 2002;

  •
  Supplemental Indenture No. 7, dated as of January 27, 2004; and

  •
  Supplemental Indenture No. 8, dated as of July 3, 2006.

          The following description of the terms of the debt securities and the indentures is a summary. It summarizes only those portions of the indentures which we believe will be most important to your decision to invest in the debt securities. You should keep in mind, however, that it is the indentures themselves, and not this summary, which define your rights as a debt holder. There may be additional provisions in the applicable indenture which are not important to you. You should read the indentures for a full description of all the terms of the debt. The senior indenture and subordinated indenture, as well as the supplemental indentures thereto entered into prior to the date of this prospectus, have been filed as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information" for information on how to obtain copies of the senior indenture and the subordinated indenture.

General

          The debt securities will be unsecured obligations of Protective. The senior debt securities will be unsecured and will rank equally with all other unsecured and unsubordinated obligations of Protective. The subordinated debt securities will be subordinate and junior in right of payment to the extent and in the manner set forth in the subordinated indenture to all present and future senior indebtedness of Protective. See "Subordination under the Subordinated Indenture." The indentures do not limit the aggregate amount of debt securities which may be issued. Except as otherwise provided in the applicable prospectus supplement, the indentures, as they apply to any series of debt securities, also do not limit the incurrence or issuance of other secured or unsecured debt of Protective or any of Protective's subsidiaries.

          Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered, including, but not limited to:

  •
  the title;

  •
  the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding as of the most recent date;

  •
  any limit upon the amount that may be issued;

  •
  the date or dates on which the principal of and premium, if any, will mature or the method of determining such date or dates;

  •
  the interest rate or rates, which may be fixed or variable, if any, or the method of calculating such rate or rates;

  •
  the date or dates from which interest, if any, will accrue or the method by which such date or dates will be determined;

  •
  the date or dates on which interest, if any, will be payable and the record date or dates for such payment;

  •
  the place or places where principal of, premium, if any, and interest, if any, will be payable;

  •
  the period(s) within which, the price(s) at which, the currency or currencies (including currency unit or units) in which, and the terms and conditions upon which, such debt securities may be redeemed, in whole or in part, at the option of Protective;

  •
  any mandatory or optional sinking fund provisions or any provisions or obligations for redeeming or retiring the securities and other related terms and provisions;

  •
  the denominations in which such debt securities are authorized to be issued;

  •
  the currency or currency unit for which debt securities may be purchased or in which debt securities may be denominated and/or the currency or currencies (including currency unit or units) in which principal of, premium, if any, and interest, if any, on such debt securities will be payable and whether Protective or the holders of any such debt securities may elect to receive payments in respect of such debt securities in a currency or currency unit other than that in which such debt securities are stated to be payable;

  •
  if the amount of principal of, or any premium or interest on, any of such debt securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

  •
  if other than the full principal amount, the portion of the principal amount of such debt securities which will be payable upon the acceleration of maturity or the method by which such portion shall be determined;

  •
  if the principal amount payable at the stated maturity of any of such debt securities cannot be determined as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount as of any such date for any purpose, including the principal amount which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined);

  •
  the person to whom any interest on any such debt security shall be payable if other than the person in whose name such debt security is registered on the applicable record date;

  •
  any addition to, or modification or deletion of, any event of default or any covenant of Protective specified in the indenture with respect to such debt securities;

  •
  the application, if any, of such means of defeasance or covenant defeasance as may be specified for such debt securities;

  •
  whether such debt securities are to be issued in whole or in part in the form of one or more temporary or permanent global securities and, if so, the identity of the depository for such global security or securities;

  •
  in the case of the subordinated indenture, the terms, if any, upon which the holders may convert or exchange such debt securities into or for common stock of Protective or other securities or property; and

  •
  any other terms not inconsistent with the terms of the indentures pertaining to such debt securities. (Section 3.1 of each indenture.)

          Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

          Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons. Where debt securities of any series are issued in bearer form, the prospectus supplement will describe the special restrictions and considerations, including special offering restrictions and special federal income tax considerations, which apply to any such debt securities and to payment on and transfer and exchange of such debt securities. Bearer debt securities will be transferable by delivery. (Section 3.5 of each indenture.)

          Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities.

          If the purchase price of any of the debt securities is payable in one or more foreign currencies or currency units or if any debt securities are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any debt securities is payable in one or more foreign currencies or currency units, the prospectus supplement will set forth the restrictions, elections, certain federal income tax considerations, specific terms and other information with respect to such issue of debt securities and such foreign currency or currencies.

          If any index is used to determine the amount of principal payments, premium, if any, or interest on any series of debt securities, the prospectus supplement will describe the special federal income tax, accounting and other considerations applicable.

          The general provisions of the indentures do not afford holders of the debt securities protection in the event of a highly leveraged or other transaction involving Protective that may adversely affect holders of the debt securities.

Payment, Registration, Transfer and Exchange

          Unless otherwise provided in the applicable prospectus supplement, payments in respect of the debt securities will be made in the designated currency at the office or agency of Protective maintained for that purpose as Protective may designate from time to time. Protective may also make interest payments, if any, on debt securities in registered form:

  •
  by checks mailed to the holders of debt securities at their registered addresses; or

  •
  by wire transfer to an account maintained by the holder as specified in the register. (Sections 3.7(a) and 9.2 of each indenture.)

          Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on debt securities in registered form will be made to the person in whose name such debt security is registered at the close of business on the regular record date for such interest. (Section 3.7(a) of each indenture.)

          Payment on debt securities in bearer form will be made in the currency and in the manner designated in the prospectus supplement, subject to any applicable laws and regulations, at the paying agencies outside the United States appointed by Protective from time to time. The prospectus supplement will name the initial paying agents outside the United States for a series of debt securities. Protective may at any time designate additional paying agents or rescind the designation of any paying agents. However, if debt securities of a series are issuable as registered securities, Protective will be required to maintain at least one paying agent in each place of payment for such series. If debt securities of a series are issuable as bearer securities, Protective will be required to maintain a paying agent in a place of payment outside the United States where debt securities of such series and any coupons may be presented and surrendered for payment. (Section 9.2 of each indenture.)

          All moneys paid by Protective to the debt trustees or a paying agent for the payment of the principal of, or any premium or interest on, any debt security which remain unclaimed at the end of two years will be repaid to Protective. The holder of a debt security may look only to Protective for payment after such time. (Section 9.3 of each indenture.)

          Unless otherwise provided in the applicable prospectus supplement, debt securities in registered form will be transferable or exchangeable at the agency Protective designates from time to time. (Sections 3.5 and 9.2 of each indenture.) Debt securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection therewith. (Section 3.5 of each indenture.)

Global Debt Securities

          The debt securities of a series may be issued in whole or in part in global form. A debt security in global form will be deposited with, or on behalf of, a depository which will be named in the applicable prospectus supplement. In such a case, one or more global debt securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by such global debt security or securities. (Section 3.3 of each indenture.) Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a global debt security may not be transferred or exchanged except (1) as a whole among the depository for such global debt security and its nominee and/or their successors and (2) in the circumstances described in the applicable prospectus supplement. (Section 3.5 of each indenture.)

          The applicable prospectus supplement will describe the specific terms of the depository arrangement with respect to any portion of a series of debt securities to be listed in global form. Protective expects that the following provisions will apply to depository arrangements.

          Upon the issuance of any global debt security, and the deposit of such global debt security with or on behalf of the depository, the depository will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global debt security to the accounts of institutions that have accounts with the depository or its nominee. These institutions are referred to as "participants." The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of such debt securities or by Protective, if such debt securities are offered and sold directly by Protective. Only participants or persons that hold interests through participants may have beneficial ownership interests in a global debt security. The depository or its nominee will maintain records of the ownership of beneficial interests held by participants. Participants will maintain records of the beneficial ownership interests of persons that hold through them. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. The above limitations and such laws may impair the ability to transfer beneficial interests in such global debt securities.

          So long as the depository, or its nominee, is the registered owner of a global debt security, the depository or its nominee will be considered the sole owner or holder of the debt securities for all purposes under each indenture. (Section 3.8 of each indenture.) Unless otherwise specified in the applicable prospectus supplement and except as specified below, owners of beneficial interests in a global debt security will not be entitled to have debt securities of the series represented by such global debt security registered in their names, will not receive or be entitled to receive physical delivery of debt securities in certificated form and will not be considered the holders for any purposes under the relevant indenture. (Section 3.5 of each indenture.)

          Each person owning a beneficial interest in a global debt security must rely on the procedures of the depository and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the relevant indenture. The depository may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the relevant indenture. Protective understands that, under existing industry practices, if Protective requests any action of holders or any owner of a beneficial interest in a global debt security desires to give any notice or take any action a holder is entitled to give or take under the relevant indenture, the depository would authorize the participants to give such notice or take such action, and participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

          Unless otherwise specified in the applicable prospectus supplement, payments with respect to principal, premium, if any, and interest, if any, on debt securities represented by a global debt security registered in the name of a depository or its nominee will be made to such depository or its nominee, as the registered owner of such global debt security.

          Protective expects that the depository for any debt securities issued in global form, will immediately credit participants' accounts with payments of principal, premium or interest, in amounts proportionate to their respective beneficial interests in the principal amount of such global debt security as shown on the records of such depository. Protective also expects that payments by participants to owners of beneficial interests in such global debt security held through such participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in "street names," and will be the responsibility of such participants. Nevertheless, payments, transfers, exchanges and other matters relating to beneficial interests in a global debt security may be subject to various policies and procedures adopted by the depository from time to time. None of Protective, the respective debt trustee or any agent of Protective or the respective debt trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests of a global debt security, or for maintaining, supervising or reviewing any records relating to such beneficial interests. (Section 3.8 of each indenture.)

          Unless otherwise specified in the applicable prospectus supplement, if the depository for any debt securities issued in global form notifies Protective that it is unwilling or unable to continue as depository and a successor depository is not appointed by Protective within 90 days, Protective will issue such debt securities in definitive certificated form in exchange for such global debt security. In addition, Protective may at any time and in its sole discretion determine not to have any of the debt securities of a series issued in global form and, in such event, will issue debt securities of such series in definitive certificated form in exchange for all of the global debt securities representing such debt securities. (Section 3.5 of each indenture.)

          The debt securities of a series may also be issued in whole or in part in the form of one or more bearer global securities that will be deposited with a depository, or with a nominee for such depository, identified in the applicable prospectus supplement. Any such bearer global securities may be issued in temporary or permanent form. (Section 3.4 of each indenture.) The applicable prospectus supplement will describe the specific terms and procedures, including the specific terms of the depository arrangement, with respect to any portion of a series of debt securities to be represented by one or more bearer global securities.

Consolidation, Merger or Sale by Protective

          Under the terms of each indenture, we are prohibited from consolidating with or merging into any other corporation or from selling all or substantially all of our assets, unless:

  •
  the corporation formed by such consolidation or into which Protective is merged or the corporation which acquires its assets is organized in the United States and expressly assumes all of our obligations under each indenture;

  •
  immediately after giving effect to such transaction, no default or event of default shall have happened and be continuing; and

  •
  if, as a result of such transaction, properties or assets of Protective would become subject to a mortgage, pledge, lien, security interest or other encumbrance not permitted by the debt securities of any series, Protective or its successor shall take steps necessary to secure such debt securities equally and ratably with all indebtedness secured thereby.

          Upon any such consolidation, merger or sale, the successor corporation formed by such consolidation, or into which Protective is merged or to which such sale is made, shall succeed to and be substituted for Protective under each indenture. (Section 7.1 of each indenture.)

Events of Default, Notice and Certain Rights on Default

          Each indenture provides that, if an event of default occurs with respect to the debt securities of any series and is continuing, the trustee for such series or the holders of 25% in aggregate principal amount of all of the outstanding debt securities of that series, by written notice to Protective, and to the trustee for such series, if notice is given by such holders of debt securities, may declare the principal of, or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amount specified in the prospectus supplement, and accrued interest on all the debt securities of that series to be due and payable. However, with respect to any debt securities, including subordinated debt securities, issued under the subordinated indenture, the payment of principal and interest on such debt securities shall remain subordinated to the extent provided in Article 12 of the subordinated indenture. (Section 5.2 of each indenture.)

          The following are events of default with respect to debt securities unless otherwise provided in a prospectus supplement relating to the debt securities of a particular series:

  •
  default for 30 days in payment of any interest on any debt security of that series or any applicable coupon or any additional amount payable with respect to debt securities of such series as specified in the applicable prospectus supplement when due;

  •
  default in payment of principal, or premium, if any, at maturity or on redemption or otherwise, or in the making of a mandatory sinking fund payment of any debt securities of that series when due;

  •
  default for 60 days after notice to Protective by the trustee for such series, or by the holders of 25% in aggregate principal amount of the debt securities of such series then outstanding, in Protective's compliance with any of its agreements or covenants in the indenture or in any supplemental indenture or board resolutions referred to therein under which the debt securities of that series may have been issued;

  •
  a default in payment of any portion of the principal when due or payable on any indebtedness of Protective for borrowed money having an aggregate principal amount then outstanding of at least $25,000,000 (after the expiration of any applicable grace period with respect thereto), or other default resulting in acceleration of indebtedness of Protective for borrowed money where the aggregate principal amount so accelerated equals or exceeds $25,000,000 and such acceleration is not rescinded or annulled within 30 days after the written notice thereof to Protective by the respective trustee or to Protective and the respective trustee by the holders of 25% in aggregate principal amount of the notes then outstanding; provided that if such event of default under any indebtedness is remedied or cured by Protective or waived by the holders of such indebtedness, then the event of default under the respective indenture shall be deemed remedied, cured or waived; and

  •
  certain events of bankruptcy, insolvency or reorganization of Protective or Protective Life Insurance Company. (Section 5.1 of each indenture.)

Events of default with respect to a specified series of debt securities may be added to the indenture and will be described in the applicable prospectus supplement. (Sections 3.1 and 5.1 (7) of each indenture.)

          Each indenture provides that the respective trustee will, within 90 days after the occurrence of a default with respect to the debt securities of any series, give to the holders of the debt securities of that series notice of all defaults known to it unless such default has been cured or waived. However, except in the case of a default in payment on the debt securities of that series, the respective trustee may withhold the notice if and so long as the Board of Directors of Protective, the executive committee thereof or a committee of its responsible officers in good faith determines that withholding such notice is in the interests of the holders of the debt securities of that series. (Section 6.6 of each indenture.)

"Default" means any event which is, or after notice or passage of time or both, would be, an event of default. (Section 1.1 of each indenture.)

          Each indenture provides that the holders of a majority in aggregate principal amount of the debt securities of each series affected (with each such series voting as a class) may, subject to certain limited conditions, direct the time, method and place of conducting any proceeding for any remedy available to the trustee for such series, or exercising any trust or power conferred on such trustee. (Section 5.8 of each indenture.)

          Each indenture includes a covenant that Protective will file annually with the respective trustee a certificate as to Protective's compliance with all conditions and covenants of such indenture. (Section 9.6 of each indenture.)

          The holders of a majority in aggregate principal amount of any series of debt securities by written notice to the trustee for such series may waive, on behalf of the holders of all debt securities of such series, any past default or event of default with respect to that series and its consequences, except a default or event of default in the payment of the principal of, premium, if any, or interest, if any, on any debt security. (Section 5.7 of each indenture.)

Modification of the Indentures

          Each indenture contains provisions permitting Protective and the respective debt trustee to enter into one or more supplemental indentures without the consent of the holders of any of the debt securities in order:

  •
  to evidence the succession of another corporation to Protective and the assumption of the covenants of Protective by a successor to Protective;

  •
  to add to the covenants of Protective or surrender any right or power of Protective;

  •
  to add additional events of default with respect to any series of debt securities;

  •
  to add or change any provisions to such extent as necessary to permit or facilitate the issuance of debt securities in bearer form;

  •
  to change or eliminate any provision affecting only debt securities not yet issued;

  •
  to secure the debt securities;

  •
  to establish the form or terms of debt securities;

  •
  to evidence and provide for successor debt trustees or to add or change any provisions to such extent as necessary to permit or facilitate the appointment of a separate trustee or trustees for specific series of debt securities;

  •
  if allowed without penalty under applicable laws and regulations, to permit payment in respect of debt securities in bearer form in the United States;

  •
  to correct any defect or supplement any inconsistent provisions or to make any other provisions with respect to matters or questions arising under such indenture or to cure any ambiguity or correct any mistake, provided that any such action does not adversely affect the interests of any holder of debt securities of any series then outstanding; or

  •
  in the case of the subordinated indenture, to modify the subordination provisions thereof in a manner not adverse to the holders of subordinated debentures of any series then outstanding (and in the case of subordinated debentures issued in return for the proceeds of preferred securities of any series then outstanding, not adverse to the holders of such preferred securities). (Section 8.1 of each indenture.)

          Each indenture also contains provisions permitting Protective and the respective debt trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities affected by such supplemental indenture, with the debt securities of each series voting as a class, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of such indenture or any supplemental indenture or modifying the rights of the holders of debt securities of such series, except that, without the consent of the holder of each debt security so affected, no such supplemental indenture may:

  •
  change the time for payment of principal or premium, if any, or interest on any debt security;

  •
  reduce the principal of, or any installment of principal of, or premium, if any, or interest on any debt security, or change the manner in which the amount of any of the foregoing is determined;

  •
  reduce the interest rate, the amount of principal or the amount of premium, if any, payable upon the redemption of any debt security;

  •
  reduce the amount of principal payable upon acceleration of the maturity of any original issue discount or indexed security;

  •
  change the currency or currency unit in which any debt security or any premium or interest thereon is payable;

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

  •
  reduce the percentage in principal amount of the outstanding debt securities affected thereby the consent of whose holders is required for modification or amendment of such indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults;

  •
  change the obligation of Protective to maintain an office or agency in the places and for the purposes specified in such indenture;

  •
  in the case of the subordinated indenture, modify the subordination provisions thereof in a manner adverse to the holders of subordinated debentures of any series then outstanding, and in the case of subordinated debentures issued in return for the proceeds of preferred securities of any series then outstanding, adverse to the holders of such preferred securities; or

  •
  modify the provisions relating to waiver of certain defaults or any of the foregoing provisions. (Section 8.2 of each indenture.)

Subordination under the Subordinated Indenture

          In the subordinated indenture, Protective has covenanted and agreed that any subordinated debt securities issued thereunder are subordinate and junior in right of payment to all present and future senior indebtedness to the extent provided in the subordinated indenture. The subordinated indenture defines the term "senior indebtedness" as the principal, premium, if any, and interest on:

  •
  all indebtedness of Protective, whether outstanding on the date of the issuance of subordinated debt securities or thereafter created, incurred or assumed, which is for money borrowed, or which is evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities;

  •
  any indebtedness of others of the kinds described in the preceding clause for the payment of which Protective is responsible or liable as guarantor or otherwise; and

  •
  amendments, renewals, extensions and refundings of any such indebtedness,

unless in any instrument or instruments evidencing or securing such indebtedness or pursuant to which the same is outstanding, or in any such amendment, renewal, extension or refunding, it is expressly provided that such indebtedness is not superior in right of payment to subordinated debt securities.

          The senior indebtedness shall continue to be senior indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness or extension or renewal of the senior indebtedness.

          No direct or indirect payment, in cash, property or securities, by set-off or otherwise, shall be made or agreed to be made on account of the subordinated debt securities or interest thereon or in respect of any repayment, redemption, retirement, purchase or other acquisition of subordinated debt securities, if:

  •
  Protective defaults in the payment of any principal, or premium, if any, or interest on any senior indebtedness, whether at maturity or at a date fixed for prepayment or declaration or otherwise; or

  •
  an event of default occurs with respect to any senior indebtedness permitting the holders to accelerate the maturity and written notice of such event of default, requesting that payments on subordinated debt securities cease, is given to Protective by the holders of senior indebtedness, unless and until such default in payment or event of default has been cured or waived or ceases to exist.

          All present and future senior indebtedness, including, without limitation, interest accruing after the commencement of any such proceeding, assignment or marshalling of assets, shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made by Protective on account of subordinated debt securities in the event of:

  •
  any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to Protective, its creditors or its property;

  •
  any proceeding for the liquidation, dissolution or other winding-up of Protective, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings;

  •
  any assignment by Protective for the benefit of creditors; or

  •
  any other marshalling of the assets of Protective.

In any such event, payments or distributions which would otherwise be made for subordinated debt securities will generally be paid to the holders of senior indebtedness, or their representatives, in accordance with the priorities existing between these creditors at that time until the senior indebtedness is paid in full. If the payments or distributions on subordinated debt securities are in the form of Protective's securities or those of any other corporation under a plan or reorganization or adjustment and are subordinate to outstanding senior indebtedness and to any securities issued with respect to such senior indebtedness under a plan of reorganization or readjustment, they will be made to the holders of the subordinated debt securities. No present or future holder of any senior indebtedness will be prejudiced in the right to enforce the subordination of subordinated debt securities by any act or failure to act on the part of Protective.

          Senior indebtedness will only be deemed to have been paid in full if the holders of such indebtedness have received cash, securities or other property which is equal to the amount of the outstanding senior indebtedness. After payment in full of all present and future senior indebtedness, holders of subordinated debt securities will be subrogated to the rights of any holders of senior indebtedness to receive any further payments or distributions that are applicable to the senior indebtedness until all the subordinated debt securities are paid in full. In matters between holders of subordinated debt securities and any other type of Protective's creditors, any payments or distributions that would otherwise be paid to holders of senior debt securities and that are made to holders of subordinated debt securities because of this subrogation will be deemed a payment by Protective on account of senior indebtedness and not on account of subordinated debt securities.

          The subordinated indenture provides that the foregoing subordination provisions, may be changed prior to the issuance of any subordinated debt securities. The prospectus supplement relating to such subordinated debt securities would describe any such change.

          The subordinated indenture places no limitation on the amount of additional senior indebtedness that may be incurred by Protective. Protective expects from time to time to incur additional indebtedness constituting senior indebtedness.

Defeasance and Covenant Defeasance

          If indicated in the applicable prospectus supplement, Protective may elect either:

  •
  to defease and be discharged from any and all obligations with respect to the debt securities of or within any series, except as otherwise provided in the relevant indenture ("defeasance"); or

  •
  to be released from its obligations with respect to certain covenants applicable to the debt securities of or within any series ("covenant defeasance"), upon the deposit with the relevant debt trustee (or other qualifying trustee), in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of and any premium or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon.

          As a condition to defeasance or covenant defeasance, Protective must deliver to the relevant debt trustee an officer's certificate and an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under the first clause above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. Additional conditions to defeasance include:

  •
  delivery by Protective to the relevant debt trustee of an officer's certificate to the effect that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such defeasance;

  •
  no event of default with respect to such debt securities or any other debt securities occurring or continuing at the time of such defeasance or, in the case of certain bankruptcy events of default, at any time on or prior to the 90th day after the date of such defeasance; and

  •
  such defeasance not resulting in the trust arising from the deposit of any moneys in respect of such defeasance constituting an "investment company" within the meaning of the Investment Company Act unless such trust shall be registered under such Act or exempt from registration thereunder. (Article 4 of each indenture.)

If indicated in the applicable prospectus supplement, in addition to obligations of the United States or an agency or instrumentality thereof, government obligations may include obligations of the government or an agency or instrumentality of the government issuing the currency or currency unit in which debt securities of such series are payable. (Sections 1.1 and 3.1 of each indenture.)

          In addition, with respect to the subordinated indenture, in order to be discharged:

  •
  no event or condition shall exist that, pursuant to certain provisions described under "— Subordination under the Subordinated Indenture" above, would prevent Protective from making payments of principal of, and premium, if any, and interest on subordinated debt securities and applicable coupons at the date of the irrevocable deposit referred to above or at any time during the period ending on the 121st day after such deposit date; and

  •
  Protective shall deliver to the trustee under the subordinated indenture an opinion of counsel to the effect that the trust funds will not be subject to any rights of holders of senior indebtedness, and after the 121st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally except that if a court were to rule under any such law in any case or proceeding that the trust refunds remained the property of Protective, then the trustee under the subordinated indenture and the holders of subordinated debt securities would be entitled to certain rights as secured creditors in such trust funds. (Section 4.6 of the subordinated indenture.)

          Protective may exercise its defeasance option with respect to such debt securities notwithstanding its prior exercise of its covenant defeasance option. If Protective exercises its defeasance option, payment of such debt securities may not be accelerated because of an event of default. If Protective exercises its covenant defeasance option, payment of such debt securities may not be accelerated by reason of a default or an event of default with respect to the covenants to which such covenant defeasance is applicable. However, if such acceleration were to occur by reason of another event of default, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on such debt securities, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

Notices

          Notices to holders of registered debt securities will be given by mail to the addresses of such holders as they may appear in the register for the relevant series of debt securities. (Section 1.6 of each indenture)

Title

          Protective, the debt trustee and any agent of Protective or the debt trustee may treat the person in whose name a debt security is registered as the absolute owner thereof, whether or not such debt security may be overdue, for the purpose of receiving payment and for all other purposes. (Section 3.8 of each indenture.)

Governing Law

          The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York. (Section 1.11 of each indenture.)

The Trustee

          The Bank of New York Mellon Trust Company, N.A. is the trustee under the senior indenture and the subordinated indenture. Protective may also maintain banking and other commercial relationships with The Bank of New York Mellon Trust Company, N.A. and its affiliates in the ordinary course of business. The Bank of New York Mellon, an affiliate of The Bank of New York Mellon Trust Company, N.A., is the registrar and transfer agent for Protective's common stock. The indentures contain certain limitations on the right of The Bank of New York Mellon Trust Company, N.A., should it become a creditor of Protective, to obtain payment of claims in certain cases, or to realize for its own account on certain property received in respect of any such claim as security or otherwise. The Bank of New York Mellon Trust Company, N.A. will be permitted to engage in certain other transactions; however, if it acquires any conflicting interest and there is a default under the debt securities, it must eliminate such conflict or resign.

DESCRIPTION OF CAPITAL STOCK

Authorized and Outstanding Capital Stock

          The authorized capital stock of Protective is 164,000,000 shares, consisting of:

  •
  4,000,000 shares of preferred stock, par value $1.00 per share, including 400,000 shares of preferred stock designated as Series A Junior Participating Cumulative Preferred Stock, par value $1.00 per share (the "Junior Preferred Stock"), of which no shares are outstanding as of the date of this prospectus; and

  •
  160,000,000 shares of common stock, par value $0.50 per share, of which 85,705,659 shares were outstanding as of April 25, 2011.

          In general, the classes of authorized capital stock are afforded preferences with respect to dividends and liquidation rights in the order listed above. The Board of Directors of Protective may, without approval of the stockholders, issue preferred stock in one or more series, with the numbers of shares of each series and the rights, preferences and limitations of each series to be determined by it. The specific matters that may be determined by the Board of Directors include, but are not limited to, the dividend rights, conversion rights, redemption rights and liquidation preferences, if any, of any wholly unissued series of preferred stock, or of the entire class of preferred stock if none of such shares have been issued, the number of shares constituting any such series and the terms and conditions of the issue thereof. The descriptions set forth below do not purport to be complete and are qualified in their entirety by reference to:

  •
  the 1998 Restated Certificate of Incorporation of Protective; and

  •
  the 2010 Amended and Restated Bylaws of Protective.

Copies of each of these documents are filed as exhibits to the registration statement which includes this prospectus.

          No holders of any class of Protective's capital stock are entitled to preemptive rights.

Common Stock

          Subject to the rights of the holders of any shares of preferred stock which may at the time be outstanding, holders of common stock are entitled to such dividends as the Board of Directors may declare out of legally available funds. The holders of common stock will possess exclusive voting rights in Protective, except to the extent the Board of Directors has specified or specifies voting power with respect to any preferred stock that may be issued. Except as hereinafter described, holders of common stock are entitled to one vote for each share of common stock, but will not have any right to cumulate votes in the election of directors. In the event of liquidation, dissolution or winding up of Protective, the holders of common stock are entitled to receive, after payment of all of Protective's debts and liabilities and of all sums to which holders of any preferred stock may be entitled, the distribution of any remaining assets of Protective. Holders of common stock will not be entitled to preemptive rights with respect to any shares which may be issued. Any shares of common stock sold hereunder will be fully paid and nonassessable. The Bank of New York Mellon is the registrar and transfer agent for the common stock. The common stock is listed on the New York Stock Exchange under the symbol "PL."

Preferred Stock

          Protective's Board of Directors has the authority to issue preferred stock in one or more series and to fix the title and number of shares constituting any such series and the designations, relative voting rights, dividend rights (including whether dividends will be cumulative), dividend rates, liquidation and other rights, preferences and limitations without any further stockholder approval. The particular terms of any series of preferred stock to be offered pursuant to this prospectus will be set forth in a prospectus supplement. The rights, preferences, privileges and restrictions, including dividend rights, voting rights, terms of redemption and liquidation preferences, of the preferred stock of each series will be fixed or designated pursuant to a certificate of designation adopted by the Board of Directors or a duly authorized committee thereof. The description of the terms of a particular series of preferred stock that will be set forth in a prospectus supplement does not purport to be complete and is qualified in its entirety by reference to the certificate of designation relating to such series.

Junior Preferred Stock

          Protective's Board of Directors authorized for issuance 400,000 shares of Junior Preferred Stock in connection with the adoption by Protective of a stockholders' rights plan, which plan expired on August 18, 2005. The rights plan had provided that each share of Protective's common stock outstanding as of August 18, 1995 was entitled, under certain circumstances, to purchase shares of Junior Preferred Stock pursuant to the terms of a rights agreement. While the rights plan has expired, Protective's Board of Directors has reserved the right to institute a rights plan in the future, which plan may include the right of holders of common stock to purchase shares of Junior Preferred Stock, if the Board of Directors determines, in the exercise of its fiduciary duties, that such action is in the best interests of the Company's stockholders.

          General.    400,000 shares of Junior Preferred Stock have been reserved and authorized for issuance by Protective's Board of Directors. No shares of Junior Preferred Stock are outstanding as of the date of this prospectus. The following statements with respect to the Junior Preferred Stock do not purport to be complete and are subject to the detailed provisions of the Protective's certificate of incorporation which is filed as an exhibit to the registration statement which includes this prospectus.

          Ranking.    The Junior Preferred Stock shall rank junior to all other series of Protective's preferred stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

          Dividends and Distributions.    Subject to the prior and superior rights of the holders of any share of any series of preferred stock ranking prior to and superior to the shares of Junior Preferred Stock with respect to dividends, the holders of shares of Junior Preferred Stock, in preference to the holders of common stock and of any other junior stock which may be outstanding, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, quarterly dividends payable in cash on the first day of January, April, July and October in each year commencing on the first quarterly dividend payment date after the first issuance of a share or fraction of a share of Junior Preferred Stock, in an amount per share, rounded to the nearest cent, equal to the greater of (1) $2.50 per share ($10.00 per annum) or (2) subject to adjustment upon certain dilutive events, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of common stock or a subdivision of the outstanding shares of common stock (by reclassification or otherwise), declared on the common stock, since the immediately preceding quarterly dividend payment date, or, with respect to the first quarterly dividend payment date, since the first issuance of any share or fraction of a share of Junior Preferred Stock.

          Protective shall declare a dividend or distribution on the Junior Preferred Stock immediately after it declares a dividend or distribution on the common stock (other than a dividend payable in shares of common stock); provided that, in the event no dividend or distribution shall have been declared on the common stock during the period between any quarterly dividend payment date and the next subsequent quarterly dividend payment date, a dividend of $2.50 per share ($10.00 per annum) on the Junior Preferred Stock shall nevertheless be payable on such subsequent quarterly dividend payment date.

          Voting Rights.    The holders of shares of Junior Preferred Stock shall have the following voting rights:

  •
  subject to adjustment upon certain dilutive events, each share of Junior Preferred Stock shall entitle the holder thereof to 100 votes (and each one one-hundredth of a share of Junior Preferred Stock shall entitle the holder thereof to one vote) on all matters submitted to a vote of the stockholders of Protective;

  •
  except as otherwise provided by the certificate of designation, the certificate of incorporation, any other certificate of designation creating a series of preferred stock or any similar stock or by law, the holders of shares of Junior Preferred Stock and the holders of shares of common stock shall vote together as one class on all matters submitted to a vote of stockholders of Protective; and

  •
  except as provided in the certificate of designation or by applicable law, holders of Junior Preferred Stock shall have no special voting rights and their consent shall not be required for authorizing or taking any corporate action.

          Liquidation, Dissolution or Winding Up.    Upon any liquidation (voluntary or otherwise), dissolution or winding up of Protective, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock unless, prior thereto, the holders of shares of Junior Preferred Stock shall have received the higher of (1) $10 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (2) an aggregate amount per share, subject to adjustment upon certain dilutive events, equal to 100 times the aggregate amount to be distributed per share to holders of common stock; nor shall any distribution be made to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Junior Preferred Stock, except distributions made ratably on the Junior Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding-up.

          Consolidation, Merger, etc.    In case Protective shall enter into any consolidation, merger, combination or other transaction in which the shares of common stock are exchanged for or changed into other stock or securities, cash and/or any other property, or otherwise changed, then in any such case, each share of Junior Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share (subject to adjustment upon certain dilutive events) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of common stock is changed or exchanged.

          Certain Restrictions.    Whenever quarterly dividends or other dividends or distributions payable on the Junior Preferred Stock are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Junior Preferred Stock outstanding shall have been paid in full, Protective shall not:

  •
  declare or pay dividends, or make any other distributions on any shares or stock ranking junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Junior Preferred Stock;

  •
  declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Junior Preferred Stock except dividends paid ratably on the Junior Preferred Stock, and all such parity stock on which the dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

  •
  redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Junior

    Preferred Stock, provided that Protective may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of Protective ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock; or

  •
  purchase or otherwise acquire for consideration any shares of Junior Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Junior Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by Protective's Board of Directors) to all holders of such shares upon such terms as Protective's Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series or classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          Protective shall not permit any subsidiary of Protective to purchase or otherwise acquire for consideration any shares of stock of Protective unless Protective could, in accordance with the foregoing restrictions, purchase or otherwise acquire such shares at such time and in such manner.

          Redemption.    The shares of Junior Preferred Stock are not redeemable.

Potential Anti-takeover Effect of Protective's Restated Certificate of Incorporation and Delaware Law

          The provisions of Protective's restated certificate of incorporation and Delaware law that are summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider to be in such stockholder's best interests, including those attempts that might result in a premium over the market price for the shares held by stockholders.

          Issuance of Preferred Stock.    Pursuant to the certificate of incorporation, Protective's Board of Directors by resolution may establish one or more series of preferred stock having such number of shares, designation, relative voting rights, dividend rights, dividend rates, liquidation and other rights, preferences and limitations as may be fixed by the Board of Directors without any further stockholder approval. Such rights, preferences, privileges and limitations as may be established could have the effect of impeding or discouraging the acquisition of control of Protective.

          Action by Written Consent.    Protective's certificate of incorporation does not permit stockholders to take action by written consent.

          Business Combinations.    Protective's certificate of incorporation contains a "fair price" provision which generally requires that certain "business combinations" with a "related person" (generally the beneficial owner, together with affiliates and associates of such person, of at least 20 percent of Protective's voting stock) be approved by the holders of at least 80 percent of Protective's voting stock and the holders of at least 67 percent of the voting stock held by stockholders other than such related person, unless:

  (1)
  at least a majority of the "continuing directors" of Protective

  •
  has expressly approved in advance the acquisition of Protective's voting stock that caused the related person involved in the business combination to become a related person; or

  •
  has approved the business combination; or

  (2)
  the business combination is either a "reorganization" or a business combination in which Protective is the surviving corporation and, in either event, the cash or fair market value of the property, securities or other consideration to be received per share as a result of the business combination by holders of the common stock of Protective other than the related person is not less than the highest per share price, with appropriate adjustments for recapitalizations and for stock splits, stock dividends and like distributions, paid by such related person in acquiring any holdings of Protective's common stock either in or subsequent to the transaction or series of transactions by reason of which the related person became a related person.

          Protective's certificate of incorporation contains the following definitions:

          "Business combination" means:

  •
  any reorganization of Protective or a subsidiary of Protective with or into a related person;

  •
  any sale, lease, exchange, transfer or other disposition, including without limitation a pledge, mortgage or any other security device, of all or any "substantial part" of the assets either of Protective or of a subsidiary of Protective, or both, to a related person;

  •
  any reorganization of a related person with or into Protective or a subsidiary of Protective;

  •
  any sale, lease, exchange, transfer or other disposition of all or any substantial part of the assets of a related person to Protective or a subsidiary of Protective;

  •
  the issuance of any securities of Protective or any subsidiary of Protective to a related person except if such issuance were a stock split, stock dividend or other distribution pro rata to all holders of the same class of voting stock;

  •
  any reclassification of Protective's securities, including any reverse stock split, or any other recapitalization that would have the effect of increasing the voting power of a related person; and

  •
  any agreement, contract, plan or other arrangement providing for any of the transactions described in the definition of business combination.

          For purposes of Protective's certificate of incorporation, "continuing director" means a director who was a member of the Board of Directors of Protective immediately prior to the time such related person became a related person.

          "Substantial part" means more than 20 percent of the fair market value of the total assets of the corporation in question, as determined in good faith by a majority of the continuing directors as of the end of its most recent fiscal year ending prior to the time the determination is being made.

          "Reorganization" is defined to mean a merger, consolidation, plan of exchange, sale of all or substantially all of the assets (including, in the case of a subsidiary of Protective, bulk reinsurance or cession of substantially all of its policies and contracts) or other form of corporate reorganization pursuant to which shares of voting stock, or other securities of the subject corporation, are to be converted or exchanged into cash or other property, securities or other consideration.

          Under the certificate of incorporation, the amendment of, repeal of or adoption of any provision inconsistent with provisions of the certificate of incorporation relating to business combinations with a related person requires the affirmative vote of the holders of at least 80 percent of Protective's voting stock and the holders of at least 67 percent of Protective's voting stock held by holders other than such related person.

          Delaware Business Combination Statute.    As a Delaware corporation, Protective is subject to Section 203 of the Delaware General Corporation Law, unless Protective elects in its certificate of incorporation not to be governed by the provisions of Section 203. Protective has not made that election. Section 203 can affect the ability of an "interested stockholder" of Protective to engage in business combinations, such as mergers, consolidations or acquisitions of additional shares of Protective, for a period of three years following the time that the stockholder becomes an "interested stockholder." An "interested stockholder" is defined to include persons owning directly or indirectly 15% or more of the outstanding voting stock of a corporation. The provisions of Section 203 are not applicable in some circumstances, including those in which (a) the business combination or transaction which results in the stockholder becoming an "interested stockholder" is approved by the corporation's board of directors prior to the time the stockholder becomes an "interested stockholder" or (b) the "interested stockholder," upon consummation of such transaction, owns at least 85% of the voting stock of the corporation outstanding prior to such transaction.

Certain Limitations on Dividends and Other Payments

          Under the terms of Protective's 7 1/2% Subordinated Debentures due 2031, Series D, 7 1/4% Subordinated Debentures due 2032, Series E, 6 1/8% Subordinated Debentures due 2034, Series F, and 7 1/4% Capital Securities due 2066, Protective has the right to extend the interest payment period with respect to the Series D, E and F Debentures and the Capital Securities. During any such extended interest period, or at any time during which there is an uncured default or event of default (as defined in the subordinated indenture, see "Description of Debt Securities — Events of Default, Notice and Certain Rights on Default") under the Series D, E and F Debentures and the Capital Securities, Protective is prohibited from paying any dividends on, or redeeming, purchasing, acquiring or making a liquidation payment with respect to, any of its shares of capital stock or making any guarantee payments with respect to the foregoing, with certain limited exceptions.

DESCRIPTION OF DEPOSITARY SHARES

          The following outlines some of the general terms and provisions of the depositary shares. Further terms of the depositary shares and the applicable deposit agreement will be stated in the applicable prospectus supplement. The following description and any description of the depositary shares in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the deposit agreement, a form of which has been or will be filed as an exhibit to the registration statement of which this prospectus forms a part.

          The particular terms of the depositary shares offered by any prospectus supplement and the extent to which the general provisions described below may apply to such depositary shares will be outlined in the applicable prospectus supplement.

General

          Protective may choose to offer fractional interests in debt securities or fractional shares of common stock or preferred stock. Protective may issue fractional interests in debt securities, common stock or preferred stock, as the case may be, in the form of depositary shares. Each depositary share would represent a fractional interest in a security of a particular series of debt securities or a fraction of a share of common stock or of a particular series of preferred stock, as the case may be, and would be evidenced by a depositary receipt.

          Protective will deposit the debt securities or shares of common stock or preferred stock represented by depositary shares under a deposit agreement between Protective and a depositary which will be named in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share, you will be entitled, in proportion to the applicable fraction of a debt security or share of common stock or preferred stock represented by the depositary share, to all the rights and preferences of the debt security, common stock or preferred stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

Interest, Dividends and Other Distributions

          The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the debt securities, common stock or preferred stock, as the case may be, to you in proportion to the number of depositary shares that you own. In the event of a distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case, the depositary may sell the property and distribute the net proceeds from the sale to you.

Redemption of Depositary Shares

          If a debt security, common stock or series of preferred stock represented by depositary shares is redeemed, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per debt security or share of common stock or preferred stock, as the case may be, payable in relation to the redeemed series of debt securities, common stock or preferred stock. Whenever Protective redeems debt securities or shares of common stock or preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing, as the case may be, fractional interests in the debt securities or shares of common stock or preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

Exercise of Rights under the Indentures or Voting the Common Stock or Preferred Stock

          Upon receipt of notice of any meeting at which the holders of depositary shares are entitled to vote, or of any request for instructions or directions from the holders of depositary shares, the depositary will mail to such holders the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to give instructions or directions with respect to the debt securities represented by that holder's depositary shares or how to vote the amount of the common stock or preferred stock represented by that holder's depositary shares. The record date for the depositary shares will be the same date as the record date for the debt securities, common stock or preferred stock, as the case may be. The depositary will endeavor, to the extent practicable, to give instructions or directions with respect to the debt securities or to vote the amount of the common stock or preferred stock, as the case may be, represented by the depositary shares in accordance with those instructions. Protective will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to your fractional interests in the debt securities or voting shares of the common stock or preferred stock, as the case may be, if it does not receive specific instructions from the holders of depositary shares.

Amendment and Termination of the Deposit Agreement

          Protective and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely affects the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.

          The deposit agreement will terminate if:

  •
  all outstanding depositary shares have been redeemed;

  •
  if applicable, the debt securities and the preferred stock represented by depositary shares have been converted into or exchanged for common stock or, in the case of debt securities, repaid in full; or

  •
  there has been a final distribution in respect of the common stock or preferred stock, including in connection with the liquidation, dissolution or winding-up of Protective, and the distribution proceeds have been distributed to you.

Resignation and Removal of Depositary

          The depositary may resign at any time by delivering to Protective notice of its election to do so. Protective also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. Protective must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having total assets of not less than $1,000,000,000.

Charges of Depositary

          Protective will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. Protective will pay charges of the depositary in connection with the initial deposit of the debt securities or common stock or preferred stock, as the case may be, and issuance of depositary receipts, all withdrawals of depositary shares of debt securities or common stock or preferred stock, as the case may be, by you and any repayment or redemption of the debt securities or preferred stock, as the case may be. You will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account.

Miscellaneous

          The depositary will forward all reports and communications from Protective which are delivered to the depositary and which Protective is required or otherwise determines to furnish to holders of debt securities, common stock or preferred stock, as the case may be. Neither Protective nor the depositary will be liable under the deposit agreement to you other than for its gross negligence, willful misconduct or bad faith. Neither Protective nor the depositary will be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities, common stock or preferred stock unless satisfactory indemnity is furnished. Protective and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities or shares of common stock or preferred stock for deposit, you or other persons believed to be competent and on documents which Protective and the depositary believe to be genuine.

DESCRIPTION OF WARRANTS

          We may issue warrants, in one or more series, to purchase debt securities, common stock, preferred stock or other securities described in this prospectus, or any combination of these securities. Warrants may be issued by us independently or together with any underlying securities and may be attached to or separate from the underlying securities. We will issue each series of warrants under a separate warrant agreement to be entered into by us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

          The following outlines some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement, a form of which has been or will be filed as an exhibit to the registration statement which contains this prospectus.

          The applicable prospectus supplement will describe the terms of any warrants that we may offer, including the following:

  •
  the title and the aggregate number of warrants;

  •
  the price or prices at which the warrants will be issued;

  •
  the currency or currencies investors may use to pay for the warrants;

  •
  the designation and terms of the underlying securities purchasable upon exercise of the warrants;

  •
  the price or prices at which the warrants are exercisable;

  •
  the currency or currencies, including composite currencies, in which the warrants are exercisable;

  •
  the date or dates on which the right to exercise the warrants commence and expire;

  •
  whether the warrants will be issued in registered form or bearer form;

  •
  information with respect to book-entry procedures, if any;

  •
  if applicable, the minimum or maximum amount of warrants which may be exercised at any one time;

  •
  if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

  •
  if applicable, a discussion of material United States federal income tax considerations;

  •
  the terms of any mandatory or optional call provisions;

  •
  the price or prices, if any, at which the warrants may be redeemed at the option of the holder or will be redeemed upon expiration;

  •
  the identity of the warrant agent;

  •
  the periods during which and places at which such warrants are exercisable;

  •
  the exchanges, if any, on which such warrants may be listed;

  •
  the procedures and conditions relating to the exercise of the warrants; and

  •
  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

          Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent's corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or common stock will not have any rights of holders of the preferred stock or common stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or common stock purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for other securities described in this prospectus will not have any rights of holders of such securities purchasable upon such exercise.

Exercise of Warrants

          A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

          Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate is exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights; Governing Law

          The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

DESCRIPTION OF TRUST PREFERRED SECURITIES

General

          The declarations of trust of PLC Capital Trust VI, PLC Capital Trust VII and PLC Capital Trust VIII authorize each trust to issue one series of preferred securities which will have the terms described in a prospectus supplement. The proceeds from the sale of each trust's preferred and common securities will be used by such trust to purchase a series of subordinated debt securities issued by Protective. The subordinated debt securities will be held in trust by the trust's institutional trustee for the benefit of the holders of such preferred and common securities. The declarations of trust have been qualified as indentures under the Trust Indenture Act. The institutional trustee for each trust, Wilmington Trust Company, an independent trustee, will act as indenture trustee for the preferred securities, to be issued by each trust, for the purposes of compliance with the provisions of the Trust Indenture Act. The preferred securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the declaration of trust or made part of the declaration of trust by the Trust Indenture Act. Such terms, rights and restrictions will mirror the terms of the subordinated debt securities held by the applicable trust and will be described in the applicable prospectus supplement. The prospectus supplement relating to the preferred securities of the applicable trust will provide specific terms, including:

  •
  the distinctive designation of such preferred securities;

  •
  the number of preferred securities issued by such trust;

  •
  the annual distribution rate (or method of determining such rate) for preferred securities issued by such trust and the date or dates upon which such distributions shall be payable; provided, however, that distributions on such preferred securities shall be payable on a quarterly basis to holders of such preferred securities as of a record date in each quarter during which such preferred securities are outstanding;

  •
  whether distributions on preferred securities issued by such trust shall be cumulative, and, in the case of preferred securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on preferred securities issued by such trust shall be cumulative;

  •
  the amount or amounts which shall be paid out of the assets of such trust to the holders of preferred securities of such trust upon voluntary or involuntary dissolution, winding-up or termination of such trust;

  •
  the obligation, if any, of such trust to purchase or redeem preferred securities issued by such trust and the price or prices at which, the period or periods within which, and the terms and conditions upon which, preferred securities issued by such trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation (with such redemption price to be determined through negotiations among Protective and the underwriters based on, among other factors, redemption prices of securities similar to the preferred securities and market conditions generally);

  •
  the voting rights, if any, of preferred securities issued by such trust in addition to those required by law, including the number of votes per preferred security and any requirement for the approval by the holders of preferred securities, or of preferred securities issued by PLC Capital Trusts VI, VII or VIII, or of all, as a condition to specified action or amendments to the declaration of trust of such trust;

  •
  the terms and conditions, if any, upon which Protective's subordinated debt securities may be distributed to holders of preferred securities;

  •
  if applicable, any securities exchange upon which the preferred securities shall be listed; and

  •
  any other relevant rights, preferences, privileges, limitations or restrictions of preferred securities issued by such trust not inconsistent with the declaration of trust of such trust or with applicable law.

          All preferred securities will be guaranteed by Protective to the extent set forth below under "Description of the Trust Preferred Securities Guarantees." The guarantee of Protective, when taken together with Protective's obligations under its subordinated debt securities and the relevant supplemental indenture, and its obligations under each declaration of trust, including obligations to pay costs, expenses, debts and liabilities of the trust, other than with respect to preferred securities and common securities, would provide a full and unconditional guarantee of amounts due on preferred securities issued by the trusts. The prospectus supplement will describe any United States federal income tax considerations applicable to any offering of preferred securities.

          In connection with the issuance of preferred securities, each trust will issue one series of common securities. The declaration of each trust authorizes the regular trustees to issue on behalf of such trust one series of common securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the common securities issued by a trust will be substantially identical to the terms of the preferred securities issued by such trust and the common securities will rank equally, and payments will be made thereon pro rata, with the preferred securities. However, upon an event of default under the declaration of trust, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities. Except in certain limited circumstances, the common securities will also carry the right to vote, and appoint, remove or replace any of the trustees of a trust. All of the common securities of each trust will be directly or indirectly owned by Protective.

Enforcement of Certain Rights by Holders of Preferred Securities

          If an event of default occurs, and is continuing, under the declaration of trust of PLC Capital Trust VI, PLC Capital Trust VII or PLC Capital Trust VIII, the holders of the preferred securities of that trust would typically rely on the institutional trustee to enforce its rights as a holder of the related subordinated debt securities of Protective against Protective. Additionally, those who together hold a majority of the liquidation amount of the trust's preferred securities will have the right to:

  •
  direct the time, method and place of conducting any proceeding for any remedy available to the institutional trustee; or

  •
  direct the exercise of any trust or power that the institutional trustee holds under the declaration of trust, including the right to direct the institutional trustee to exercise the remedies available to it as a holder of Protective's subordinated debt securities.

          If such a default occurs and the event is attributable to Protective's failure to pay interest or principal on the subordinated debt securities when due, including any payment on redemption, and this debt payment failure is continuing, a preferred securities holder of the trust may directly institute a proceeding for the enforcement of this payment. Such a proceeding will be limited, however, to enforcing the payment of this principal or interest only up to the value of the aggregate liquidation amount of the holder's preferred securities as determined after the due date specified in the applicable series of subordinated debt securities. Protective will be subrogated to the holder's rights under the applicable declaration of trust to the extent of any payment it makes to the holder in connection with such a direct action.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEES

          Set forth below is a summary of information concerning the guarantees which will be executed and delivered by Protective for the benefit of the holders from time to time of preferred securities issued by the trusts. Each guarantee will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company, an independent trustee, will act as indenture trustee under each guarantee for the purposes of compliance with the provisions of the Trust Indenture Act. The terms of each guarantee will be those set forth in such guarantee and those made part of such guarantee by the Trust Indenture Act. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of guarantee, which is filed as an exhibit to the registration statement which includes this prospectus, and the Trust Indenture Act. Each guarantee will be held by the trustee for the benefit of the holders of the preferred securities of the applicable trust.

General

          Pursuant to each guarantee, Protective will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the preferred securities issued by PLC Capital Trusts VI, VII or VIII, except to the extent paid by such trust, as and when due, regardless of any defense, right of set-off or counterclaim which such trust may have or assert:

  •
  any accrued and unpaid distributions which are required to be paid on such preferred securities, to the extent such trust shall have funds available;

  •
  the redemption price, and all accrued and unpaid distributions to the date of redemption (the "Redemption Price") to the extent such trust has funds available with respect to any preferred securities called for redemption by such trust; and

  •
  upon a voluntary or involuntary dissolution, winding-up or termination of such trust (other than in connection with the distribution of subordinated debt securities to the holders of preferred securities or the redemption of all of the preferred securities), the lesser of:

  (1)
  the aggregate of the liquidation amount and all accrued and unpaid distributions on such preferred securities to the date of payment, to the extent such trust has funds available; and

    (2)
    the amount of assets of such trust remaining available for distribution to holders of such preferred securities in liquidation of such trust.

          Protective's obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by the company to the holders of preferred securities or by causing the applicable trust to pay such amounts to such holders.

          Each guarantee will be a guarantee with respect to the preferred securities issued by the applicable trust, but will not apply to any payment of distributions except to the extent such trust shall have funds available therefore. If Protective does not make interest payments on the subordinated debt securities purchased by a trust, such trust will not pay distributions on the preferred securities issued by such trust and will not have funds available therefore. The guarantee, when taken together with Protective's obligations under the subordinated debt securities, the subordinated indenture, and the declaration of trust will provide a full and unconditional guarantee on a subordinated basis by Protective of payments due on the trust preferred securities.

          Protective will also agree separately, through the guarantees of the common securities, to irrevocably and unconditionally guarantee the obligations of the trusts with respect to the common securities to the same extent as the guarantees of the preferred securities. However, upon an event of default under the subordinated debt securities indenture, holders of preferred securities shall have priority over holders of common securities with respect to distributions and payments on liquidation, redemption or otherwise.

Certain Covenants of the Company

          In each guarantee, Protective will covenant that, so long as any preferred securities issued by the applicable trust remain outstanding, if any event that would constitute an event of default under such guarantee or the declaration of such trust has occurred, then:

  •
  Protective shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock, other than:

  (1)
  purchases or acquisitions of shares of its common stock in connection with the satisfaction by Protective of its obligations under any employee benefit plans or the satisfaction by Protective of its obligation pursuant to any contract or security requiring it to purchase shares of its common stock;

  (2)
  as a result of a reclassification of its capital stock or the exchange or conversion of one class or series of Protective capital stock for another class or series of Protective capital stock; and

  (3)
  the purchase of fractional interests in shares of Protective capital stock pursuant to an acquisition or the conversion or exchange provisions of such Protective capital stock or the security being converted or exchanged;

  •
  Protective shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by Protective which rank equally with or junior to the related subordinated debt securities of Protective; and

  •
  Protective shall not make any guarantee payments with respect to the foregoing, other than pursuant to a guarantee of preferred securities or common securities, or Protective's guarantees with respect to:

  (1)
  PLC Capital Trust III's 7 1/2% Trust Originated Preferred Securities and Common Securities;

    (2)
    PLC Capital Trust IV's 7 1/4% Trust Originated Preferred Securities and Common Securities; and

    (3)
    PLC Capital Trust V's 6 1/8% Trust Originated Preferred Securities and Common Securities.

Modification of the Preferred Securities Guarantees; Assignment

          Except with respect to any changes which do not adversely affect the rights of holders of preferred securities, in which case no vote will be required, each guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding preferred securities issued by the applicable trust. All guarantees and agreements contained in a guarantee shall bind the successors, assigns, receivers, trustees and representatives of Protective and shall inure to the benefit of the holders of the preferred securities of the applicable trust then outstanding.

Termination

          Each guarantee will terminate as to the preferred securities issued by the applicable trust:

  •
  upon full payment of the redemption price of all preferred securities of such trust;

  •
  upon distribution of the subordinated debt securities held by such trust to the holders of the preferred securities of such trust; or

  •
  upon full payment of the amounts payable in accordance with the declaration of such trust upon liquidation of such trust.

Events of Default

          An event of default under a guarantee will occur upon the failure of Protective to perform any of its payment or other obligations thereunder.

          The holders of a majority in liquidation amount of the preferred securities to which such guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the trustee under such guarantee. If the trustee fails to enforce such guarantee, any holder of preferred securities to which such guarantee relates may institute a legal proceeding directly against Protective to enforce such holder's rights under such guarantee, without first instituting a legal proceeding against the relevant trust, the trustee or any other person or entity. Notwithstanding the foregoing, if Protective has failed to make a guarantee payment, a holder of preferred securities may directly institute a proceeding against Protective for enforcement of the guarantee for such payment. Protective waives any right or remedy to require that any action be brought first against such trust or any other person or entity before proceeding directly against Protective.

Status of the Preferred Securities Guarantees

          The guarantees will constitute unsecured obligations of Protective and will rank as follows:

  •
  subordinate and junior in right of payment to all present and future senior indebtedness, as such term is defined in Protective's subordinated indenture, see "Description of Debt Securities of Protective — Subordination under the Subordinated Indenture;"

  •
  equally with:

  (1)
  Protective's guarantees with respect to the common securities of PLC Capital Trusts VI, VII and VIII;

    (2)
    subordinated debt securities, see "Description of Debt Securities — Subordination under the Subordinated Indenture;"

    (3)
    Protective's guarantee of PLC Capital Trust III's 7 1/2% Trust Originated Preferred Securities;

    (4)
    Protective's guarantee of PLC Capital Trust III's 7 1/2% Trust Originated Common Securities;

    (5)
    Protective's 7 1/2% Subordinated Debentures, due August 22, 2031, Series D;

    (6)
    Protective's guarantee of PLC Capital Trust IV's 7 1/4% Trust Originated Preferred Securities;

    (7)
    Protective's guarantee of PLC Capital Trust IV's 7 1/4% Trust Originated Common Securities;

    (8)
    Protective's 7 1/4% Subordinated Debentures, due September 25, 2032, Series E;

    (9)
    Protective's guarantee of PLC Capital Trust V's 6 1/8% Trust Originated Preferred Securities;

    (10)
    Protective's guarantee of PLC Capital Trust V's 6 1/8% Trust Originated Common Securities;

    (11)
    Protective's 6 1/8% Subordinated Debentures, due November 1, 2034, Series F; and

    (12)
    any other liabilities or obligations that may have equal ranking by their terms; and

  •
  senior to Protective's 7 1/4% Capital Securities due 2066, Protective's common stock, the most senior preferred or preference stock now or hereafter issued by Protective and with any guarantee now or hereafter entered into by Protective in respect to any preferred or preference stock of any affiliate of Protective.

          The terms of the preferred securities provide that each holder of preferred securities issued by the applicable trust by acceptance thereof agrees to the subordination provisions and other terms of the guarantee relating thereto.

          The guarantees will constitute a guarantee of payment and not of collection; that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity.

Information Concerning the Preferred Guarantee Trustee

          The trustee, prior to the occurrence of a default with respect to a guarantee, undertakes to perform only such duties as are specifically set forth in such guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the trustee is under no obligation to exercise any of the powers vested in it by a guarantee at the request of any holder of preferred securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby; but the foregoing shall not relieve the trustee, upon the occurrence of an event of default under such guarantee, from exercising the rights and powers vested in it by such guarantee.

Governing Law

          The guarantees will be governed by and construed in accordance with the internal laws of the State of New York.

EFFECT OF OBLIGATIONS UNDER THE SUBORDINATED DEBT SECURITIES
AND THE TRUST PREFERRED SECURITIES GUARANTEES

          As set forth in the declarations of trust, the sole purpose of PLC Capital Trusts VI, VII, and VIII is to issue the preferred securities and common securities evidencing undivided beneficial interests in the assets of each of the trusts, and to invest the proceeds from such issuance and sale in Protective's subordinated debt securities.

          As long as payments of interest and other payments are made when due on the subordinated debt securities held by the trusts, such payments will be sufficient to cover distributions and payments due on the preferred securities and common securities because of the following factors:

  •
  the aggregate principal amount of such subordinated debt securities will be equal to the sum of the aggregate stated liquidation amount of the preferred securities and common securities;

  •
  the interest rate and the interest and other payment dates on such subordinated debt securities will match the distribution rate and distribution and other payment dates for the preferred securities;

  •
  Protective shall pay, and the trusts shall not be obligated to pay, directly or indirectly, all costs, expenses, debt, and obligations of the trusts, other than with respect to the preferred securities and common securities; and

  •
  the declaration of trust of each trust further provides that the trustees shall not take or cause or permit the trust to, among other things, engage in any activity that is not consistent with the purposes of the applicable trust.

          Payments of distributions (to the extent funds therefore are available) and other payments due on the preferred securities (to the extent funds therefore are available) are guaranteed by Protective as and to the extent set forth under "Description of the Trust Preferred Securities Guarantees." If Protective does not make interest payments on the subordinated debt securities purchased by the applicable trust, it is expected that the applicable trust will not have sufficient funds to pay distributions on the preferred securities and the guarantee will not apply, since the guarantee covers the payment of distributions and other payments on the preferred securities only if and to the extent that Protective has made a payment of interest or principal on the subordinated debt securities held by the applicable trust as its sole asset. However, the guarantee, when taken together with Protective's obligations under the subordinated debt securities and the subordinated indenture and its obligations under the declaration of trust, including its obligations to pay costs, expenses, debts and liabilities of the trust, other than with respect to the preferred securities and common securities, provide a full and unconditional guarantee, on a subordinated basis, by Protective of amounts due on the preferred securities.

          If Protective fails to make interest or other payments on the subordinated debt securities when due, taking account of any extension period, the declarations of trust provide a mechanism whereby the holders of the preferred securities affected thereby, using the procedures described in any accompanying prospectus supplement, may direct the institutional trustee to enforce its rights under the subordinated debt securities. If a debt payment failure has occurred and is continuing, a holder of preferred securities may institute a direct action for payment after the respective due date specified in the subordinated debt securities. In connection with such direct action, Protective will be subrogated to the rights of such holder of preferred securities under the declaration of trust to the extent of any payment made by Protective to such holder of preferred securities in such direct action. Protective, under the guarantee, acknowledges that the guarantee trustee shall enforce the guarantee on behalf of the holders of the preferred securities. If Protective fails to make payments under the guarantee, the guarantee provides a mechanism whereby the holders of the preferred securities may direct the trustee to enforce its rights thereunder. Any holder of preferred securities may institute a legal proceeding directly against Protective to enforce the guarantee trustee's rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee, or any other person or entity.

          Protective and each of PLC Capital Trusts VI, VII and VIII believe that the above mechanisms and obligations, taken together, provide a full and unconditional guarantee by Protective on a subordinated basis of payments due on the preferred securities. See "Description of the Trust Preferred Securities Guarantees — General."

DESCRIPTION OF STOCK PURCHASE CONTRACTS

          Protective may issue stock purchase contracts, representing contracts obligating holders to purchase from Protective, and Protective to sell to the holders, a specified number of shares of Protective's common stock at a future date or dates. The price per share of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of units consisting of a stock purchase contract and debt securities of Protective or preferred securities of PLC Capital Trusts VI, VII or VIII or debt obligations of third parties, including U.S. Treasury securities, securing the holders' obligations to purchase the common stock under the purchase contracts. The stock purchase contracts may require Protective to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner.

          The applicable prospectus supplement will describe the terms of any stock purchase contracts. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the stock purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to such stock purchase contracts.

DESCRIPTION OF UNITS

          We may issue units of securities consisting of two or more of the other securities described in this prospectus in any combination. The applicable prospectus supplement will describe the terms of any units and the securities comprising the units, including whether and under what circumstances the securities comprising the units may or may not be traded separately. The units will be issued pursuant to unit agreements or other documents to be issued by us. A holder of units should read the particular terms of the unit agreement and/or other documents, which will be described in more detail in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

          Protective may sell any of the debt securities, preferred stock, common stock, depositary shares, warrants, stock purchase contracts and units, and PLC Capital Trusts VI, VII or VIII may sell any of the trust preferred securities, being offered hereby in any one or more of the following ways from time to time:

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  through agents;

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  to or through underwriters;

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  through dealers; and

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  directly by Protective or the trusts, as the case may be, to purchasers.

          The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

          Agents designated by Protective or the trusts may solicit offers to purchase the securities from time to time. The prospectus supplement will name any such agent involved in the offer or sale of the securities and will set forth any commissions payable by Protective or the trusts to such agent. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

          If the securities are sold by means of an underwritten offering, Protective and/or the trusts will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached. A prospectus supplement will be used by the underwriters to make resales of the securities to the public and will set forth the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any. If underwriters are utilized in the sale of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriter at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all such securities if any are purchased.

          If a dealer is utilized in the sale of the securities, Protective or the trusts will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act of 1933, of the securities so offered and sold. The prospectus supplement will set forth the name of the dealer and the terms of the transaction.

          Protective or the trusts may directly solicit offers to purchase the securities and may sell such securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale thereof. The prospectus supplement will describe the terms of any such sales.

          Agents, underwriters and dealers may be entitled under relevant agreements with Protective and/or the trusts to indemnification by Protective and/or the trusts against certain liabilities, including liabilities under the Securities Act of 1933, or to any contribution with respect to payments which such agents, underwriters and dealers may be required to make.

          Each series of securities will be a new issue with no established trading market, other than the common stock which is listed on the New York Stock Exchange. Any common stock sold pursuant to a prospectus supplement will be listed on such exchange, subject to official notice of issuance. Protective may elect to list any series of debt securities, preferred stock, stock purchase contracts or stock purchase units and the trusts may elect to list any series of preferred securities, on an exchange, but neither Protective nor the trusts shall be obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the securities.

          Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, Protective and its subsidiaries (including the trusts) in the ordinary course of business.

          The securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for Protective or the trusts. The prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with Protective or the trusts and its compensation. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the securities remarketed thereby. Under agreements which may be entered into with Protective, Protective and/or the trusts may be required to provide indemnification or contribution to remarketing firms against certain civil liabilities, including liabilities under the Securities Act. Remarketing firms may also be customers of, engage in transactions with or perform services for Protective and its subsidiaries (including the trusts) in the ordinary course of business.

          If so indicated in the applicable prospectus supplement, Protective or the trusts may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase the securities from Protective or the trusts, at the public offering prices set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date or dates. The applicable prospectus supplement will indicate the commission to be paid to underwriters, dealers and agents soliciting purchases of the securities pursuant to contracts accepted by Protective.

SELLING SECURITYHOLDERS

          Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

LEGAL MATTERS

          Unless otherwise indicated in the applicable prospectus supplement, certain matters of Delaware law relating to the validity of the preferred securities of PLC Capital Trust VI, PLC Capital Trust VII and PLC Capital Trust VIII will be passed upon for Protective and the trusts by Richards, Layton & Finger, P.A., special Delaware counsel to Protective and the trusts, and the validity of any other securities offered hereby and of the preferred securities guarantee and the senior debt securities relating to any preferred securities of the trusts offered hereby will be passed upon for Protective and the trusts by Deborah J. Long, Executive Vice President and General Counsel for the Company. Ms. Long may rely upon Richards, Layton & Finger, P.A., special Delaware counsel to Protective and the trusts, as to all matters of Delaware law relating to any preferred securities.

EXPERTS

          The consolidated financial statements and related financial statement schedules for Protective and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Controls Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2010, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.

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Protective Life Corporation

         % Subordinated Debentures due 2042

P  R  O  S  P  E  C  T  U  S        S  U  P  P  L  E   M  E  N  T

Joint Book-Running Managers
Wells Fargo Securities	BofA Merrill Lynch	Barclays	Citigroup

May               , 2012